                                                                    EXHIBIT 4.4


                                 BRAND SCAFFOLD
                                 SERVICES, INC.


                                   INDENTURE


                         Dated as of February 25, 1998

                                    Between


                                 BRAND SCAFFOLD
                                 SERVICES, INC.
                                  as Company,

                                      and

                               U.S. TRUST COMPANY
                                OF TEXAS, N.A.,
                                   as Trustee

                                ---------------

                                  $130,000,000
                       10 1/4% Senior Securities due 2008

                                                 TABLE OF CONTENTS
                                                                                                               Page

                                                    ARTICLE I
                                    DEFINITIONS AND INCORPORATION BY REFERENCE..................................  1
              SECTION 1.1.           Definitions................................................................  1
              SECTION 1.2.           Other Definitions.......................................................... 26
              SECTION 1.3.           Incorporation by Reference of Trust Indenture Act.......................... 26
              SECTION 1.4.           Rules of Construction...................................................... 27

                                                    ARTICLE II
                                                  THE SECURITIES................................................ 27
              SECTION 2.1.           Form and Dating............................................................ 27
              SECTION 2.2.           Execution and Authentication............................................... 29
              SECTION 2.3.           Registrar and Paying Agent................................................. 30
              SECTION 2.4.           Agent to Hold Money in Trust............................................... 30
              SECTION 2.5.           Holder Lists............................................................... 30
              SECTION 2.6.           Transfer and Exchange...................................................... 31
              SECTION 2.7.           Replacement Securities..................................................... 46
              SECTION 2.8.           Outstanding Securities..................................................... 47
              SECTION 2.9.           Treasury Securities........................................................ 47
              SECTION 2.10.          Temporary Securities....................................................... 47
              SECTION 2.11.          Cancellation............................................................... 48
              SECTION 2.12.          Defaulted Interest......................................................... 48
              SECTION 2.13.          CUSIP Numbers.............................................................. 49
              SECTION 2.14.          Record Date................................................................ 49

                                                    ARTICLE III
                                                    REDEMPTION.................................................. 49
              SECTION 3.1.           Notices to Trustee......................................................... 49
              SECTION 3.2.           Selection of Securities To Be Redeemed..................................... 50
              SECTION 3.3.           Notice of Redemption....................................................... 50
              SECTION 3.4.           Effect of Notice of Redemption............................................. 51
              SECTION 3.5.           Deposit of Redemption Price................................................ 51
              SECTION 3.6.           Securities Redeemed in Part................................................ 51
              SECTION 3.7.           Offer to Purchase by Application of Excess
                                     Proceeds................................................................... 51

                                                    ARTICLE IV
                                                     COVENANTS.................................................. 54
              SECTION 4.1.           Payment of Securities...................................................... 54
              SECTION 4.2.           Maintenance of Office or Agency............................................ 54
              SECTION 4.3.           Limitation on Transactions with Affiliates................................. 55
              SECTION 4.4.           Limitation on Indebtedness................................................. 55
              SECTION 4.5.           Limitation on Asset Sales.................................................. 56


                                      -i-


                                                                                                               Page

              SECTION 4.6.           Limitation on Restricted Payments.......................................... 57
              SECTION 4.7.           Corporate Existence........................................................ 59
              SECTION 4.8.           Payment of Taxes and Other Claims.......................................... 59
              SECTION 4.9.           Notice of Defaults......................................................... 60
              SECTION 4.10.          Maintenance of Properties.................................................. 60
              SECTION 4.11.          Compliance Certificate..................................................... 60
              SECTION 4.12.          Provision of Financial Information......................................... 61
              SECTION 4.13.          Waiver of Stay, Extension or Usury Laws.................................... 61
              SECTION 4.14.          Change of Control.......................................................... 62
              SECTION 4.15.          Limitation on Sale and Lease-Back Transactions............................. 63
              SECTION 4.16.          Limitation on Dividend and Other Payment
                                     Restrictions Affecting Subsidiaries........................................ 64
              SECTION 4.17.          Limitation on Liens........................................................ 65
              SECTION 4.18.          Limitation on Line of Business............................................. 65
              SECTION 4.19.          Subsidiary Guarantees...................................................... 65

                                                     ARTICLE V
                                          MERGERS; SUCCESSOR CORPORATION........................................ 66
              SECTION 5.1.           Restriction on Mergers, Consolidations and Certain
                                     Sales of Assets............................................................ 66
              SECTION 5.2.           Successor Corporation Substituted.......................................... 67

                                                    ARTICLE VI
                                               DEFAULT AND REMEDIES............................................. 68
              SECTION 6.1.           Events of Default.......................................................... 68
              SECTION 6.2.           Acceleration............................................................... 69
              SECTION 6.3.           Other Remedies............................................................. 70
              SECTION 6.4.           Waiver of Past Default..................................................... 71
              SECTION 6.5.           Control by Majority........................................................ 71
              SECTION 6.6.           Limitation on Suits........................................................ 71
              SECTION 6.7.           Rights of Holders To Receive Payment....................................... 72
              SECTION 6.8.           Collection Suit by Trustee................................................. 72
              SECTION 6.9.           Trustee May File Proofs of Claim........................................... 72
              SECTION 6.10.          Priorities................................................................. 73
              SECTION 6.11.          Undertaking for Costs...................................................... 73

                                                    ARTICLE VII
                                                      TRUSTEE................................................... 74
              SECTION 7.1.           Duties of Trustee.......................................................... 74
              SECTION 7.2.           Rights of Trustee.......................................................... 75
              SECTION 7.3.           Individual Rights of Trustee............................................... 76
              SECTION 7.4.           Trustee's Disclaimer....................................................... 76
              SECTION 7.5.           Notice of Defaults......................................................... 76
              SECTION 7.6.           Reports by Trustee to Holders.............................................. 77

                                      -ii-


                                                                                                               Page

              SECTION 7.7.           Compensation and Indemnity................................................. 77
              SECTION 7.8.           Replacement of Trustee..................................................... 78
              SECTION 7.9.           Successor Trustee by Merger, etc. ......................................... 79
              SECTION 7.10.          Eligibility; Disqualification.............................................. 80
              SECTION 7.11.          Preferential Collection of Claims Against the
                                     Company.................................................................... 80
              SECTION 7.12.          Money Held In Trust........................................................ 80

                                                   ARTICLE VIII
                                              DISCHARGE OF INDENTURE............................................ 80
              SECTION 8.1.           Termination of Company's Obligations....................................... 80
              SECTION 8.2.           Application of Trust Money................................................. 81
              SECTION 8.3.           Repayment to the Company................................................... 82
              SECTION 8.4.           Reinstatement.............................................................. 82

                                                    ARTICLE IX
                                        AMENDMENTS, SUPPLEMENTS AND WAIVERS..................................... 82
              SECTION 9.1.           Without Consent of Holders................................................. 82
              SECTION 9.2.           With Consent of Holders.................................................... 83
              SECTION 9.3.           Compliance with Trust Indenture Act........................................ 84
              SECTION 9.4.           Revocation and Effect of Consents.......................................... 84
              SECTION 9.5.           Notation on or Exchange of Securities...................................... 85
              SECTION 9.6.           Trustee To Sign Amendments, etc. .......................................... 85

                                                     ARTICLE X
                                                   MISCELLANEOUS................................................ 86
              SECTION 10.1.          Trust Indenture Act Controls............................................... 86
              SECTION 10.2.          Notices.................................................................... 86
              SECTION 10.3.          Communications by Holders with Other Holders............................... 88
              SECTION 10.4.          Certificate and Opinion as to Conditions Precedent......................... 88
              SECTION 10.5.          Statements Required in Certificate or Opinion.............................. 88
              SECTION 10.6.          Rules by Trustee, Paying Agent, Registrar.................................. 88
              SECTION 10.7.          Governing Law.............................................................. 89
              SECTION 10.8.          No Recourse Against Others................................................. 89
              SECTION 10.9.          Successors................................................................. 89
              SECTION 10.10.         Counterpart Originals...................................................... 89
              SECTION 10.11.         Severability............................................................... 89
              SECTION 10.12.         No Adverse Interpretation of Other Agreements.............................. 89
              SECTION 10.13.         Legal Holidays............................................................. 90

---------------

Security:         This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

                             CROSS-REFERENCE TABLE


                                                                                       Indenture
Trust Indenture Act Section                                                            Section
ss.310 (a)(1)......................................................................    7.10
       (a)(2)......................................................................    7.10
       (a)(3)......................................................................    N.A.
       (a)(4)......................................................................    N.A.
       (a)(5)......................................................................    7.10
       (b).........................................................................    7.8; 7.10
       (c).........................................................................    N.A.
ss. 311(a).........................................................................    7.11
       (b).........................................................................    7.11
       (c).........................................................................    N.A.
ss.312 (a).........................................................................    2.5
       (b).........................................................................    10.3
       (c).........................................................................    10.3
ss.313 (a).........................................................................    7.6
       (b)(1)......................................................................    N.A.
       (b)(2)......................................................................    7.6
       (c).........................................................................    7.6; 10.2
       (d).........................................................................    7.6
ss.314 (a).........................................................................    4.11; 4.12
       (b).........................................................................    N.A.
       (c)(1)......................................................................    10.4
       (c)(2)......................................................................    10.4
       (c)(3)......................................................................    N.A.
       (d).........................................................................    N.A.
       (e).........................................................................    12.5
       (f).........................................................................    N.A.
ss.315 (a).........................................................................    7.1(b)
       (b).........................................................................    7.5; 10.2
       (c).........................................................................    7.1(a)
       (d).........................................................................    7.3(c)
       (e).........................................................................    6.11
ss.316 (a)(last sentence)..........................................................    2.9
       (a)(1)(A)...................................................................    6.5
       (a)(1)(B)...................................................................    6.4
       (a)(2)......................................................................    N.A.
       (b).........................................................................    6.7
       (c).........................................................................    9.4
ss.317 (a)(1)......................................................................    6.8
       (a)(2)......................................................................    6.9
       (b).........................................................................    2.4
ss.318 (a).........................................................................    10.1
       (a).........................................................................    10.1


---------------

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

         INDENTURE dated as of February 25, 1998, between BRAND SCAFFOLD SERVICES, INC., a Delaware corporation (the "Company," as more specifically defined herein), and U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association, as trustee (the "Trustee" as more specifically defined herein).

                  The parties hereto hereby agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 10 1/4% Senior Notes due 2008 (the "Initial Securities") and the Company's 10 1/4% Senior Notes due 2008, Series B (the "Exchange Securities," as more specifically defined herein) and, together with the Initial Securities, the "Securities"):


                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.               Definitions.

                  "144A Global Security" means the Global Security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

                  "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a subsidiary of such specified Person.

                  "Acquisition Agreements" means (i) that certain Amended and Restated Transaction Agreement, dated as of September 18, 1996, among DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., Carlisle Enterprises, L.P., DLJ Brand Holdings, Inc., Brand Scaffold Services, Inc., Brand Scaffold Builders, Inc., Brand Scaffold Rental & Erection, Inc., 702569 Alberta Ltd., Rust International Inc., Rust Industrial Services Inc., Rust Scaffold Services Inc., Rust Scaffold Builders Inc. and Rust Scaffold Rental & Erection Inc., as amended, restated, supplemented or otherwise modified from time to time and
(ii) each other agreement (other than the Shareholders Agreement) entered into by, between or among any one or more of the foregoing and one or more other person, as the case may be, pursuant to or in connection with the transactions contemplated by such Amended and

Restated Transaction Agreement, each as amended, restated, supplemented or otherwise modified from time to time.

                  "Additional Interest" means the additional interest on the Initial Securities which the Company has agreed to pay, as liquidated damages, under the circumstances and to the extent set forth in Section 5 of the Registration Rights Agreement.

                   "Affiliate" of any specified Person means another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 20% or more of the Voting Stock of a Person shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent or Co-Registrar.

                  "Applicable Procedures" means with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the DTC, Euroclear or Cedel that apply to such transfer or exchange.

                  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation or by means of a Sale and Lease-Back Transaction) by the Company or any Subsidiary to any Person other than the Company or a Subsidiary of (i) any Capital Stock of any Subsidiary (except for directors' qualifying shares or certain minority interests sold to other Persons solely due to local law requirements that there be more than one stockholder, but which are not in excess of what is required for such purpose), or (ii) any other Property or assets of the Company or any Subsidiary, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (A) that have a Fair Value in excess of $500,000 or (B) for net proceeds in excess of $500,000. Notwithstanding the foregoing, the following shall not constitute Asset Sales: (i) sales of obsolete, worn out, lost, damaged or shortage equipment in the ordinary course of business or other assets that, in the Company's reasonable judgment, are no longer used or useful in the conduct of the business of the Company and its Subsidiaries), (ii) any scaffolding rental contract or other lease of Property or other assets entered into by the Company or any Subsidiary in the ordinary course of business, other than any Bargain Purchase Contract, (iii) a Restricted Payment or Restricted Investment permitted under Section 4.6, (iv) a Change of Control, (v) a consolidation, merger, continuance or the disposition of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole in compliance with Section 5.1, (vi) any trade or exchange by the Company or any Subsidiary of Property or assets for Replacement Assets owned or held by another Person, provided that (x) the Fair Value of the Property or assets traded or exchanged by the Company or such Subsidiary (including cash or cash equivalents to be delivered by the Company or such Subsidiary) is reasonably equivalent to the Fair Value of the Replacement Assets (together with cash or cash equivalents to be received by the Company or such Subsidiary) or other assets. An Asset Sale shall include the requisition of title to, seizure of or forfeiture of any Property or assets, or any actual or constructive total loss or an agreed or compromised total loss of any Property or assets.

                  "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, at any date of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease (or to the first date on which the lessee is permitted to terminate such lease without the payment of a penalty) included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(x) the number of years from such date to the date of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security multiplied in each case by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Bank Facility" means all financing provided to, or Indebtedness incurred by, the Company pursuant to that certain Credit Agreement, dated as of September 30, 1996, among Brand Scaffold Services, Inc., as the borrower, various financial institutions, as the lenders, DLJ Capital Funding, Inc., as the syndication agent, Bank of America Illinois, as the letter of credit issuer, and Bank of America National Trust & Savings Association, as the administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as by that certain First Amendment to the Credit Agreement, dated as of November 21, 1996, and by that certain Second Amendment to Credit Agreement, dated as of February 19, 1998, and as further amended, modified, renewed, refunded, replaced, refinanced from time to time, including any agreement extending the maturity of or refinancing or refunding all or any portion of the Indebtedness thereunder or increasing the amount that may be borrowed under such agreement or any successor agreement, whether or not among the same parties.

                  "Bankruptcy Law" means (i) Title 11 of the U.S. Code or (ii) any other law of the United States, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors or composition with creditors or other similar law.

                  "Bargain Purchase Contract" means a scaffolding rental contract or lease that provides for acquisition of Property by the other party to such agreement during or at the end of the term thereof for less than Fair Market Value thereof at the time such right to acquire such Property is granted.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the secretary, an assistant secretary or director of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, resolution or executive order to close.

                  "Capital Lease Obligation" means, at any time as to any Person with respect to any Property leased by such Person as lessee, the amount of the liability with respect to such lease that would be required at such time to be capitalized and accounted for as a capital lease on the balance sheet of such Person prepared in accordance with GAAP.

                  "Capital Stock" in any Person means any and all shares, interests, partnership interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire any equity interest in such Person.

                  "Cash Equivalents" means (i) Government Securities, (ii) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution or any lender under the Bank Facility, (ii) commercial paper maturing not more than 365 days after the date of acquisition of an issuer (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, or "A-3" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agency cease publishing ratings of investments, (iv) any bankers acceptances or money market deposit accounts issued by an Eligible Institution and (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

                  "Cash Proceeds" means, with respect to any Asset Sale by any Person, the aggregate consideration received for such Asset Sale by such Person in the form of cash or cash equivalents (including any amounts of insurance or other proceeds received in connection with an Asset Sale of the type described in the last sentence of the definition thereof), including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any subsidiary thereof).

                  "Cedel" means Cedel Bank, sociedad anonyme.

                  "Change of Control" means (i) a determination by the Company that any Person or group (as defined in Section 13 (d) (3) or 14(d) (2) of the Exchange Act) has become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Voting Stock of the Company other than Permitted Holders; (ii) the Company is merged with or into or consolidated with another corporation and immediately after giving effect to the merger or consolidation, more than 50% of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by Persons other than (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if the record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such a record date; (iii) the Company, either individually or in conjunction with one or more Subsidiaries, sells, conveys, transfers or leases, or the Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company or the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than a Subsidiary); (iv) the liquidation or dissolution of the Company; or (v) the first day on which a majority of the individuals who constitute the Board of Directors of the Company are not Continuing Directors.

                  "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces such party pursuant to the applicable provisions of Article V, and thereafter, "Company" shall mean such successor.

                  "Consolidated Interest Coverage Ratio" means as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of the aggregate amount of EBITDA to aggregate Consolidated Interest Expense of the Company and its consolidated Subsidiaries for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the applicable Transaction Date (the "Determination Period"); provided that if the Company or any of its consolidated Subsidiaries is a party to any Interest Swap Obligation that would have the effect of changing the interest rate on any Indebtedness of the Company or any of its consolidated Subsidiaries for such four-quarter period (or a portion thereof), the resulting rate shall be used for such four-quarter period or portion thereof; provided, further, that in the event that the Company or any of its Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than Indebtedness under the Revolving Facility) subsequent to the commencement of the Determination Period but on or prior to the Transaction Date, then the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, as if the same had occurred at the beginning of the Determination Period; provided, further, that if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio would have the effect of increasing or decreasing EBITDA in the future and if such increase or decrease is readily quantifiable and is attributable to such transaction, EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of the Determination Period and if, during the Determination Period,
(x) the Company or any of its consolidated Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (y) after the Issue Date, the Company or any of its consolidated Subsidiaries shall have acquired any material assets other than in the ordinary course of business, EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis as if such acquisition had occurred on the first day of such period.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (A) the sum of (i) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (w) net costs associated with Interest Swap Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation calculated in accordance with the effective interest method, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends on Preferred Stock or Redeemable Stock of such Person (and Preferred Stock or Redeemable Stock of its subsidiaries if paid to a Person other than such Person or its subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its subsidiaries in respect of any Sale and Lease-Back Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any debt of any other Person is guaranteed by such Person or any of its subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such debt, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its subsidiaries during such period and any charge related or any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its subsidiaries prior to its stated maturity, in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its subsidiaries and as determined in accordance with GAAP. For purposes of clause (ii) above, dividend requirements attributable to any Preferred Stock or Redeemable Stock shall be deemed to be an amount equal to the amount of dividend requirements on such Preferred Stock or Redeemable Stock times a fraction, the numerator of which is the amount of such dividend requirements, and the denominator of which is one minus the applicable combined federal, state, local and foreign income tax rate of the Company and its Subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

                  "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (i) any net income of any Unrestricted Subsidiary, except that the Company's or any Subsidiary's interest in the net income of such Unrestricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or cash equivalents actually distributed by such Unrestricted Subsidiary during such period to the Company or a Subsidiary as a dividend or other distribution, (ii) gains and losses, net of taxes, from Asset Sales or reserves relating thereto, (iii) the net income of any Person that is not a subsidiary or that is accounted for by the equity method of accounting which shall be included only to the extent of the amount of dividends or distributions paid to such Person or its subsidiaries, (iv) items classified as extraordinary, unusual or non-recurring (other than the tax benefit, if any, of the utilization of net operating loss carryforwards or alternative minimum tax credits), (v) the net income of any Person acquired by such specified Person or any of its subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition, (vi) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (vii) the net income of any subsidiary of such specified Person to the extent that the transfer to that Person of that income is not at the time permitted, directly or indirectly, by any means (including by dividend, distribution, advance or loan or otherwise), or by operation of the terms of its charter or any agreement with a Person other than with such specified Person, instrument held by a Person other than by such specified Person, judgment, decree, order, statute, law, rule or governmental regulations applicable to such subsidiary or its stockholders, except for any dividends or distributions actually paid by such subsidiary to such Person, (viii) the portion of the WMX Payments not included in net income (ix) gains or losses associated with non-cash compensations items, including, without limitation, the vesting of options to purchase shares of Capital Stock of the Company, (x) amortization of fees incurred in connection with the Acquisition, (xi) one-time write-offs of intangibles related to the transactions comprising or incidental to the Offering, (xii) gains or losses associated with the cumulative effect of a change in accounting principles and (xiii) with regard to a non-Subsidiary, any aggregate net income (or loss) in excess of such Person's or such subsidiary's pro rata share of such non-Subsidiary's net income (or loss).

                  "Consolidated Net Worth" of any Person means, as of any date, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person and its subsidiaries on a consolidated basis at such date, each item determined in accordance with GAAP, less amounts attributable to Redeemable Stock of such Person or any of its subsidiaries.

                  "Continuing Director" means an individual who (i) is a member of the Board of Directors of the Company and (ii) either (A) was a member of the Board of Directors of the Company on the Issue Date or (B) whose nomination for election or election to the Board of Directors of the Company was approved by vote of at least a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.2 or such other address as the Trustee may give notice to the Company.

                  "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in foreign currency exchange rates.

                  "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

                  "Definitive Security" means a certificated Security registered in the name of the Holder thereof and issued in accordance with
Section 2.6 hereof, in the form of Exhibit A hereto except that such Security shall not bear the Global Security Legend and shall not have the "Schedule of Exchanges of Interests in the Global Security" attached thereto.

                  "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section
2.3 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Determination Period" has the meaning specified under clause
(i) of the definition of "Consolidated Interest Coverage Ratio."

                  "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (minus) to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity, (vi) prior to january 1, 19999, the product of (A) the Pro Forma Cost Reductions and (B) a fraction the numerator of which is the number of days between the transaction date giving rise to this calculation and January 1, 1998, inclusive, and the denominator of which is 365, (vii) the one-time write-off of merger expenses incurred in connection with any acquisition consummated after the Issue date, (viii) the one-time write-off of severance costs associated with the cost reduction program implemented by the Company in the fourth quarter of 1997, (ix) Non-Cash Claims and (x) any other non-cash charges (revenues) to the extent deducted from (or added to) Consolidated net Income except for any non-cash charges (revenues) that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period.

                  "Eligible Institution" means a commercial banking institution that has combined capital and surplus not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-3" or higher according to S&P or "P-2" or higher according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Euroclear" means Morgan Guaranty Trust Company of New York (Brussels Office) as operator of the Euroclear system.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Securities" means the Securities issued in the Exchange Offer pursuant to Section 2.6(f).

                  "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Bank Facility) in existence on the date hereof, until such amounts are repaid.

                  "Fair Market Value" means, with respect to consideration received or to be received pursuant to any transaction by any Person, the fair market value of such consideration as determined in good faith by the Board of Directors of the Company.

                  "Fair Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

                  "GAAP" means, at any date, United States generally accepted accounting principles, consistently applied, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and statements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be designated by the AICPA, that are applicable to the circumstances as of the date of determination; provided, however, that all calculations made for purposes of determining compliance with the provisions set forth in the Indenture shall utilize GAAP in effect at the Issue Date.

                  "Global Securities" means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, in the form of Exhibit A or Exhibit B hereto issued in accordance with Section 2.1, 2.6(b), 2.6(d) or 2.6(f) hereof.

                  "Global Security Legend" means the legend set forth in
Section 2.6(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Guarantor" means any Subsidiary that shall have guaranteed, pursuant to a supplemental indenture and the requirements therefor set forth in the Indenture, the payment of all principal of, and interest and premium, if any, and Additional Interest, if any, on the Securities and all other amounts payable under the Securities or the Indenture, which guarantee shall be subordinate to all Senior Indebtedness and pari passu with or senior to all other Indebtedness of such Subsidiary.

                  "Holder" means a Person in whose name a Security is registered on the books of the Registrar or any co-Registrar.

                  "Holdings" means DLJ Brand Holdings, Inc., a Delaware corporation.

                  "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, suffer to exist, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness. Indebtedness of a Person which is outstanding at the time it becomes a Subsidiary shall be deemed to have been incurred at the time at which it becomes a Subsidiary.

                  "Indebtedness" as applied to any Person means, at any time, without duplication, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for borrowed money; (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of Property, assets or businesses, excluding accounts payable made in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith and by appropriate proceedings; (iii) any obligation of such Person for all or any part of the purchase price of Property or for the cost of Property constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable incurred in respect of Property and services purchased in the ordinary course of business which are no more than 90 days overdue or which are being contested in good faith and by appropriate proceedings; (iv) any obligation of such Person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business); (v) any obligation of such Person under conditional sale or other title retention agreements relating to purchased Property; (vi) any obligation of such Person issued or assumed as the deferred purchase price of Property (other than accounts payable incurred in the ordinary course of business which are no more than 90 days overdue or which are being contested in good faith and by appropriate proceedings); (vii) any Capital Lease Obligation or Attributable Indebtedness pursuant to any Sale and Lease-Back Transaction of such Person;
(viii) any obligation of any other Person secured by (or for which the obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person; (ix) any obligation of such Person in respect of any letter of credit supporting any obligation of any other Person;
(x) the maximum fixed repurchase price of any Redeemable Stock of such Person (or if such Person is a subsidiary, any Preferred Stock of such Person); (xi) the notional amount of any Interest Swap Obligation or Currency Hedge Obligation of such Person at the time of determination; and (xii) any obligation which is in economic effect a guarantee, regardless of its characterization (other than an endorsement in the ordinary course of business), with respect to any Indebtedness of another Person, to the extent guaranteed. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock or subsidiary Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or subsidiary Preferred Stock as if such Redeemable Stock or subsidiary Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Redeemable Stock or subsidiary Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock or subsidiary Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

                  "Indenture" means this Indenture as amended, supplemented or otherwise modified from time to time.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

                  "Initial Securities" has the meaning assigned to it in the preamble to this Indenture.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

                  "Interest Swap Obligation" means, with respect to any Person, the obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in interest rates.

                  "Investment" means, with respect to any Person, any direct, indirect or contingent investment in another Person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or similar credit extension constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person; provided that the term "Investment" shall not include any transaction involving the purchase or other acquisition (including by way of merger) of Property (including Capital Stock) by the Company or any Subsidiary in exchange for Capital Stock (other than Redeemable Stock) of the Company. The amount of any Person's Investment shall be the original cost of such Investment to such Person, plus the cost of all additions thereto paid by such Person, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, writedowns, or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property or assets other than cash, such Property or assets shall be valued at its Fair Value at the time of such transfer as determined in good faith by the board of directors (or comparable body) of the Person making such transfer. The Company shall be deemed to make an "Investment" in the amount of the Fair

Value of the Assets of a Subsidiary at the time such Subsidiary is designated an Unrestricted Subsidiary.

                  "Issue Date" means the date on which the Securities are first authenticated and delivered under the Indenture.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities for use by such Holders in connection with the Exchange Offer.

                  "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Maturity" means the date on which the principal of a Security becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity or the Change of Control Payment Date or purchase date established pursuant to the terms of the Indenture for an Asset Sale Offer or by declaration of acceleration, call for redemption or otherwise.

                  "Moody's" means Moody's Investor Services, Inc. and its successors.

                  "Net Available Proceeds" means, (a) as to any Asset Sale (other than a Bargain Purchase Contract), the Cash Proceeds therefrom, net of all legal and title expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign, recording and local taxes payable as a consequence of such Asset Sale, net of all payments made to any Person other than the Company or a Subsidiary on any Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale and, as for any Asset Sale by a Subsidiary, net of the equity interest in such Cash Proceeds of any holder of Capital Stock of such Subsidiary (other than the Company, any other Subsidiary or any Affiliate of the Company or any such other Subsidiary) and (b) as to any Bargain Purchase Contract, an amount equal to (i) that portion of the rental or other payment stream arising under a Bargain Purchase Contract that represents an amount in excess of the Fair Market Value of the rental or other payments with respect to the pertinent Property or other asset and (ii) the Cash Proceeds from the sale of such Property or other asset, net of the amount set forth in clause (a) above, in each case as and when received.

                  "Non-Cash Claims" means the non-cash portion of general liability, auto liability, worker's compensation or post-retirement health insurance and related benefits expense.

                  "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of an Unrestricted Subsidiary as to which (a) neither the Company nor any other Subsidiary (other than an Unrestricted Subsidiary)
(i) provides credit support including any undertaking, agreement or instrument which would constitute Indebtedness or (ii) is directly or indirectly liable for such Indebtedness and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its other Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Non-U.S. Person" means a person who is not a U.S. Person.

                  "Obligations" means, with respect to any Indebtedness, any obligation thereunder, including, without limitation, principal, premium and interest (including post petition interest thereon), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities.

                  "Officer" means with respect to the Company, the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer or a Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Controller the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or any director or manager or similar position of the Company or a Subsidiary as the case may be.

                  "Officer's Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, a Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or a Subsidiary.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

                  "Permitted Holders" means DLJ Merchant Banking Partners, L.P. and Carlisle Enterprises, L.P., and their respective Affiliates.

                  "Permitted Indebtedness" means (a) Indebtedness of the Company under the Securities; (b) Indebtedness (and any guarantee thereof) under one or more credit or revolving credit facilities with a bank or syndicate of banks or financial institutions or other lenders, including the Bank Facility, as such may be amended, modified, revised, extended, replaced, or refunded from time to time, in an aggregate principal amount at any one time outstanding not to exceed $180.0 million, less any amounts derived from Asset Sales and applied to the required permanent reduction of Senior Debt under such credit facilities as contemplated by Section 4.5; (c) Indebtedness of the Company or any Subsidiary under Interest Swap Obligations; provided that (i) such Interest Swap Obligations are related to payment obligations on Indebtedness otherwise permitted under 4.4 and (ii) the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate; (d) Indebtedness of the Company or any Subsidiary under Currency Hedge Obligations; provided that (i) such Currency Hedge Obligations are related to payment obligations on Indebtedness otherwise permitted under Section 4.4 or to the foreign currency cash flows reasonably expected to be generated by the Company and the Subsidiaries and (ii) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of the Indebtedness and the amount of the foreign currency cash flows to which such Currency Hedge Obligations relate; (e) Indebtedness of the Company or any Subsidiary outstanding on the Issue Date; (f) Indebtedness of the Company or any Subsidiary in respect of bid performance bonds, surety bonds, appeal bonds and letters of credit or similar arrangements issued for the account of the Company or any Subsidiary, in each case in the ordinary course of business and other than for an obligation for money borrowed; (g) Indebtedness of the Company to a Subsidiary and Indebtedness of a Subsidiary to the Company; provided that upon any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Subsidiary ceasing to be a Subsidiary, as the case may be, or any other subsequent transfer of any such Indebtedness (except to the Company or a Subsidiary), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of Section
4.4 at the time the Subsidiary in question ceased to be a Subsidiary; (h) Subordinated Indebtedness of the Company to an Unrestricted Subsidiary for money borrowed; (i) Indebtedness of the Company in connection with a purchase of the Securities pursuant to a Change of Control Offer; provided that the aggregate principal amount of such Indebtedness does not exceed 101% of the aggregate principal amount at Stated Maturity of the Securities purchased pursuant to such Change of Control Offer; provided, further, that such Indebtedness (A) has an Average Life equal to or greater than the remaining Average Life of the Securities and (B) does not mature prior to one day following the Stated Maturity of the Securities; (j) Permitted Refinancing Indebtedness; (l) Acquired Indebtedness not to exceed an aggregate of $5.0 million at any one time outstanding; (m) Permitted Subsidiary Refinancing Indebtedness; and (n) additional Indebtedness in an aggregate principal amount not in excess of $10.0 million at any one time outstanding. So as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees permitted to be incurred pursuant to the Indenture of, or obligations permitted to be incurred pursuant to the Indenture in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included.

                  "Permitted Investments" means (a) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks organized in the United States having capital and surplus in excess of $300.0 million; (b) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-l" or its equivalent by S&P and at least "P-I" or its equivalent by Moody's; (c) U.S. Government Obligations with a maturity of five years or less; (d) repurchase obligations for instruments of the type described in clause (c) with any bank meeting the qualifications specified in clause (a) above; (e) shares of money market mutual or similar funds having assets in excess of $100.0 million; (f) payroll advances in the ordinary course of business; (g) other advances and loans to officers and employees of the Company or any Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $1.0 million at any one time outstanding; (h) Investments represented by that portion of the proceeds from Asset Sales that is not required to be Cash Proceeds by Section 4.5; (i) Investments made by the Company in its Subsidiaries (or any Person that will be a Subsidiary or is merged with or into the Company or a Subsidiary of the Company as a result of such Investment) or by a Subsidiary in the Company or in one or more Subsidiaries (or any Person that will be a Subsidiary as a result of such Investment); (j) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Subsidiary, in each case as to debt owing to the Company or any Subsidiary that arose in the ordinary course of business of the Company or any such Subsidiary; (k) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks organized in the United States with final maturities of one year or less and in an aggregate amount not to exceed $5.0 million at any one time outstanding with a commercial bank organized in the United States having capital and surplus in excess of $50.0 million; (l) Canadian and other foreign bank deposits and cash equivalents in jurisdictions where the Company or its Subsidiaries are then actively conducting business;
(m) Interest Swap Obligations with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; (n) Currency Hedge Obligations; provided that such Currency Hedge Obligations constitute Permitted Indebtedness permitted by clause (d) of the definition thereof; and
(o) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker's compensation and performance and other similar deposits in the ordinary course of business.

                  "Permitted Liens" means (a) Liens in existence on the Issue Date; (b) Liens created for the benefit of the Securities; (c) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary (and not incurred as a result of, or in anticipation of, such transaction); provided that any such Lien relates solely to such Property; (d) Liens on Property existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of such transaction); provided that any such Lien relates solely to such Property; (e) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens and Liens for master's and crew's wages and other similar maritime Liens, and incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made with respect thereof; (g) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and defects, irregularities and deficiencies in title to real property that do not, individually or in the aggregate, materially affect the ability of the Company or any Subsidiary to conduct its business presently conducted; (h) Liens for taxes or assessments or other governmental charges or levies not yet due and payable, or the validity of which is being contested by the Company or a Subsidiary in good faith and by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made; (i) Liens to secure Indebtedness incurred for the purpose of financing all or a part of the purchase price or construction cost of Property acquired or constructed after the Issue Date; provided that (1) the principal amount of Indebtedness secured by such Liens shall not exceed 100% of the lesser of cost or Fair Market Value of the Property so acquired or constructed plus transaction costs related thereto, (2) such Liens shall not encumber any other assets or Property of the Company or any Subsidiary (other than the proceeds thereof and accessions and upgrades thereto) and (3) such Liens shall attach to such Property no later than 120 days after the date of the completion of the construction or acquisition of such Property; (j) Liens securing Capital Lease Obligations; (k) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (a), (c) and
(d); provided, further, that such Lien does not extend to any other Property of the Company or any Subsidiary and the principal amount of the Indebtedness secured by such Lien is not increased; (1) any rental or lease; (m) leases or subleases of real property to other Persons; (n) Liens securing Permitted Indebtedness described in clause (b) of the definition thereof; (o) judgment liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired; (p) rights of off-set of banks and other Persons; (q) liens in favor of the Company; (r) Liens existing on the Property of an Unrestricted Subsidiary at the time it becomes a Subsidiary; (s) Liens securing Indebtedness under one or more credit or revolving credit facilities with a bank or syndicate of banks or financial institutions or other lenders or securing any permitted refinancing of any such Indebtedness; and (t) other Liens not to exceed an aggregate of $1.5 million at any one time outstanding.

                  "Permitted Refinancing Indebtedness" means Indebtedness of the Company or any Subsidiary, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of the Company; provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment (without regard to its being secured) to the Securities, then such new Indebtedness is pari passu with or subordinated in right of payment (without regard to its being secured) to, as the case may be, the Securities at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature at the same time or later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iv) such new Indebtedness is in aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) equal to or less than the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses, and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

                  "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Subsidiary, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of such Subsidiary which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of clauses
(e), (f) or (g) of the definition of Permitted Indebtedness; provided that (i) such new Indebtedness is scheduled to mature at the same time or later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iii) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) equal to or less than the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses, and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

                  "Person" means any individual, corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                  "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of at least one other class of such Person.

                  "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

                  "Private Placement Legend" means the legend set forth in
Section 2.6(g)(i) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "Pro Forma Cost Reductions" means the pro forma effect of the cost reduction program implemented by the Company in the fourth quarter of 1997, including (i) eliminating 63 administrative and support positions and consolidating certain administrative functions, (ii) restructuring and renegotiating benefits programs, (iii) renegotiating the Company's insurance premiums to reflect continued improvements in its safety record, (iv) negotiating company-wide procurement contacts in order to take advantage of volume pricing and (v) implementing a new management information system to improve inventory utilization and reduce equipment transportation expenses.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

                  "Purchase Date" has the meaning set forth in Section 3.7.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Equity Offering" means an offering of Capital Stock (other than Redeemable Stock) of the Company for cash, whether pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act.

                  "Qualified Proceeds" means any of the following or any combination of the following: (i) cash, (ii) Cash Equivalents, (iii) assets that are used or useful in a Related Business and (iv) the Capital Stock of any Person engaged in a Related Business, if, in connection with the receipt by the Company or any Subsidiary of the Company of such Capital Stock, (a) such Person becomes a Subsidiary of the Company or any Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Subsidiary of the Company.

                  "Redeemable Stock" means, with respect to any Person, any equity security that by its terms or otherwise is required to be redeemed, or is redeemable at the option of the holder thereof, at any time prior to one day following the Stated Maturity of the Securities or is exchangeable into Indebtedness of such Person or any of its subsidiaries.

                  "redemption date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                  "redemption price" when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed as Exhibit A or B.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated the date hereof between the Company and Donaldson, Lufkin & Jenrette Securities Corporation, as initial purchaser.

                  "Regulation S" means Regulation S promulgated under the Securities Act (including any successor regulation thereto) as it may be amended from time to time.

                  "Regulation S Global Security" means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

                  "Regulation S Permanent Global Security" means a permanent global Security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period.

                  "Regulation S Temporary Global Security" means a temporary global Security in the form of Exhibit B hereto bearing the Global Security Legend, the Private Placement Legend and the legend set forth in Section 2.6(g)(iii) hereto, and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

                  "Related Business" means the scaffolding rental, erection and dismantlement business or any business related to the provision of industrial maintenance services and activities incidental to any of the foregoing and any business related or ancillary to any of the foregoing.

                  "Replacement Asset" means a Property or asset that is used or is useful in a Related Business.

                  "Responsible Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, senior trust officer, trust officer, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Restricted Definitive Security" means a Definitive Security bearing the Private Placement Legend.

                  "Restricted Global Security" means a Global Security bearing the Private Placement Legend.

                  "Restricted Investment" means any Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than a Permitted Investment.

                  "Restricted Payment" means to (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem, retire or otherwise acquire for value, any Capital Stock of the Company or any Affiliate of the Company, or warrants, rights or options to acquire such Capital Stock, other than (x) dividends payable solely in the Capital Stock (other than Redeemable Stock) of the Company or such Affiliate, as the case may be, or in warrants, rights or options to acquire such Capital Stock and (y) dividends or distributions by a Subsidiary to the Company or to a Subsidiary; (ii) make any principal payment on, or redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity, Indebtedness of the Company or any Subsidiary which is subordinated

(whether pursuant to its terms or by operation of law) in right of payment to the Securities; or (iii) make any Restricted Investment in any Person.

                  "Restricted Period" means the 40-day restricted period as defined in Regulation S.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "S&P" means Standard & Poor's Corporation and its successors.

                  "Sale and Lease-Back Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries.

                  "SEC" or "Commission" means the Securities and Exchange Commission and its successors.

                  "Securities" has the meaning assigned to it in the preamble to this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Security Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

                  "Senior Debt" means any Indebtedness incurred by the Company other than Subordinated Indebtedness.

                  "Shareholders Agreement" means that certain Amended and Restated Shareholders Agreement, dated as of September 30, 1996, among DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., Carlisle-Brand Investors, L.P., Rust Industrial Services Inc., DLJ Brand Holdings, Inc., Brand Scaffold Services, Inc. and certain individuals party thereto, as amended, supplemented or otherwise modified from time to time.

                  "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

                  "Significant Subsidiary" means a Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

                  "Stated Maturity" when used with respect to a Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                  "Subordinated Indebtedness" means any Indebtedness of the Company that is subordinated in right of payment to the Securities, as the case may be, and does not mature prior to one year following the Stated Maturity of the Securities.

                  "Subsidiary" or "subsidiary" means, (i) with respect to any Person other than the Company, (x) any corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person, (y) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interest of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person and any limited partnership of which such Person or any subsidiary of such Person is a general partner; and (ii) with respect to the Company a subsidiary of the Company other than an Unrestricted Subsidiary.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.3.

                  "Transaction Date" has the meaning specified within the definition of Consolidated Interest Coverage Ratio.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Unrestricted Definitive Security" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Security" means a permanent Global Security in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, but does no bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that at the time of such designation such Subsidiary: (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any other Subsidiary of the

Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its other Subsidiaries has any direct or indirect obligation
(x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its other Subsidiaries. Notwithstanding any provisions of this definition, all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.6. The Company will not, and will not permit any of its Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Subsidiary) at the date of determination) becoming a Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence under Section 4.4 and (ii) no Default or Event of Default would occur. Subject to the preceding provisions of this definition, an Unrestricted Subsidiary may be redesignated as a Subsidiary. The designation of a subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Subsidiary in compliance with the preceding paragraphs shall be made by the Board of Directors pursuant to a Board Resolution delivered to the Trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the Trustee. Any Unrestricted Subsidiary shall become a Subsidiary if it incurs any Indebtedness other than Non-Recourse Indebtedness. If at any time Indebtedness of an Unrestricted Subsidiary which was Non-Recourse Indebtedness no longer so qualifies, such Indebtedness shall be deemed to have been incurred when such Non-Recourse becomes Indebtedness.

                  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) above, are not callable or redeemable at the option of the issuers thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a Depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such

Depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such Depository receipt.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "U.S. Person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned, by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

                  "Voting Stock" means with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holder thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

                  "WMX Payments" means all payments received by the Company pursuant to that certain Transitional Services Agreement, dated as of September 30, 1996, by and among

Brand Scaffold Services, Inc., WMX Technologies Inc., Rust International Inc. and Rust Industrial Service, Inc., as amended, supplemented or otherwise modified from time to time.

SECTION 1.2.               Other Definitions.

                  Term                                Defined in Section
                  ----                                ------------------
         "Affiliate Transaction"                            4.3(a)
         "Asset Sale Offer"                                 3.7
         "Asset Sale Purchase Price"                        4.5
         "Change of Control Offer"                          4.14(a)
         "Change of Control Purchase Price"                 4.14(a)
         "Change of Control Payment Date"                   4.14(a)
         "Custodian"                                        6.1
         "DTC"                                              2.3
         "Event of Default"                                 6.1
         "Excess Proceeds"                                  4.5
         "Guaranteed Indebtedness"                          4.19
         "Offer Amount"                                     3.7
         "Offer Period"                                     3.7
         "Paying Agent"                                     2.3
         "Payment Default"                                  6.1
         "Process Agent"                                    10.14
         "Registrar"                                        2.3
         "Required Filing Dates"                            4.12
         "Restricted Payments"                              4.6
         "Subsidiary Guarantee"                             4.19
         "Surviving Entity"                                 5.1(i)

SECTION 1.3.               Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.4.               Rules of Construction.

                  Unless the context otherwise requires:

                  (A) a term has the meaning assigned to it;

                  (B) an accounting term not otherwise defined has the meaning assigned to it in accordance with international accounting standards in effect on the date hereof, and any other reference in this Indenture to "international accounting standards" refers to IAS;

                  (C) "or" is not exclusive;

                  (D) words in the singular include the plural, and words in the plural include the singular;

                  (E) provisions apply to successive events and transactions;
         and

                  (F) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE II
                                 THE SECURITIES

SECTION 2.1.               Form and Dating.

                  The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A or Exhibit B hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, or usage, as designated by the Company. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  Securities issued in global form shall be substantially in the form of Exhibits A or B attached hereto (including the Global Security Legend and the "Schedule of Exchanges in the Global Security" attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend and without the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Security Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof. Securities offered and sold to QIBs shall be issued initially in the form of one or more Global Securities, which shall be deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's participants.

                  Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Within a reasonable time after expiration of the Restricted Period the Regulation S Temporary Global Securities will be exchanged for the Regulation S Permanent Global Securities upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Security or a Restricted Global Security bearing a Private Placement Legend, all as contemplated by Section 2.6(a)(ii) hereof), and (ii) an Officer's Certificate from the Company. Following such period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in Regulation S Permanent Global Securities pursuant to the Applicable

Procedures. Simultaneously with the authentication of Regulation S Permanent Global Securities, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Security that are held by the agent members through Euroclear or Cedel.

SECTION 2.2.               Execution and Authentication.

                  Two directors of the Company shall sign the Securities for the Company by manual or facsimile signature, which signatures shall be attested to by the secretary, an assistant secretary or another Officer of the Company. Such signatures and attestation may be in counterparts, all of which taken together shall constitute one and the same instrument.

                  If an Officer whose signature is on a Security no longer holds that office at the time such Security is authenticated, the Security shall nevertheless be valid.

                  A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by two Officers, authenticate the Initial Securities, for original issue up to $130,000,000 in aggregate principal amount and shall authenticate the Exchange Securities for original issue up to $130,000,000; provided that the Exchange Securities shall be issuable only upon the valid surrender for cancellation of Exchange Securities of a like aggregate principal amount. The aggregate principal amount of Securities outstanding at any time may not exceed $130,000,000 except as provided in Section 2.7 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

                  Securities shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

SECTION 2.3.               Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities are to be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be duly compensated therefor. The Company may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Security Custodian with respect to the Global Securities, and by its signature hereto, the Trustee agrees to so act.

                  The Trustee is authorized to enter into a letter of representations with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

SECTION 2.4.               Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, Additional Interest, if any, or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.5.               Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.6.               Transfer and Exchange.

                  (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Definitive Securities if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities and the Trustee has received a written request from the Depository to issue Definitive Securities; provided that in no event shall the Regulation S Temporary Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903 under the Securities Act. Upon the occurrence of either of the preceding events in (i) or
(ii) above, the Company will notify the Trustee in writing that Definitive Securities shall be issued in such names as the Depositary and the participants shall instruct the Trustee in writing. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.11 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to Section 2.7 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.6(b),
(c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as subparagraph (iii) or (iv), as applicable:

                           (i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
         Section 2.6(b)(i).

                           (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Security to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Security), the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903 under the Securities Act; provided, further, that in no event shall an Indirect Participant who holds a beneficial interest in the Regulation S Temporary Global Security transfer or exchange such interest to a U.S. Person who takes delivery in the form of an interest in U.S. Global Securities prior to the satisfaction of clauses (x) and (y) in the immediately preceding proviso. Upon an Exchange Offer by the Company in accordance with
         Section 2.6(f) hereof, the requirements of this Section

         2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture, the Securities and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security or Securities pursuant to
         Section 2.6(h) hereof.

                           (iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item 1 thereof;

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Temporary Global Security or the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item 2 thereof; and

                           (C) if the transferee will take delivery in the form
                  of a beneficial interest in the Restricted Global Security, then the transferor must deliver (x) a certificate in the form of Exhibit C hereto, including the certifications required by item 3 thereof, if applicable.

                           (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of clause (ii) above and:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Restricted
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item 1(a) thereof;

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 4 thereof; and

                                    (3) in each such case set forth in this
                           subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph
(B) or (D) above.

                  Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

                           (i) If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item 2(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 1 thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 2 thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 3(a) thereof;

                           (E) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 3(b) thereof; or

                           (F) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 3(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security (accompanied by a notation on the Subsidiary Guarantees duly endorsed by the Guarantors) in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through written instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                           (ii) Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Security may not be (A) exchanged for a Definitive Security prior to
         (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to the conditions set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                           (iii) Notwithstanding 2.6(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Restricted
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item 1(b) thereof;

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 4 thereof; and

                                    (3) in each such case set forth in this
                           subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

                           (iv) If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through written instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Security cannot be exchanged for a Definitive Security bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Security bearing the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

                           (i) if any Holder of a Restricted Definitive
         Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive
                  Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 2(b) thereof;

                           (B) if such Definitive Security is being transferred
                  to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 1 thereof;

                           (C) if such Definitive Security is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 2 thereof;

                           (D) if such Definitive Security is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 3(a) thereof;

                           (E) if such Definitive Security is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 3(b) thereof; or

                           (F) if such Definitive Security is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 3(c) thereof,

the Trustee shall cancel the Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, in the case of clause (C) above, the Regulation S Global Security, and in all other cases, the Restricted Global Security.

                           (ii) A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (l) a broker-dealer, (2) a Person participating in the distribution of the Exchange

                  Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Restricted
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Definitive
                           Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in
                           Item 1(c) thereof;

                                    (2) if the Holder of such Definitive
                           Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 4 thereof, and

                                    (3) in each such case set forth in this
                           subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Securities are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

                           (iii) A Holder of an Unrestricted Definitive
         Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

                  If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs
(ii)(B), (ii)(D) or (iii) above.

                  (e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon written request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present on surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.6(e).

                           (i) Restricted Definitive Securities may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item 1 thereof;

                           (B) if the transfer will be made pursuant to Rule
                  903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item 2 thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, required by item 3 thereof.

                           (ii) Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Restricted
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Restricted
                           Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 1 (a) thereof,

                                    (2) if the Holder of such Restricted
                           Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 4 thereof, and

                                    (3) in each such case set forth in this
                           subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Security is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                           (iii) A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a written request for such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the written instructions from the Holder thereof. Unrestricted Definitive Securities cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Security.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 and an Officer's Certificate, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by persons that are not (x) broker-dealers,
(y) Persons participating in the distribution of the Exchange Securities or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities tendered for acceptance by persons that are not (x) broker-dealers, (y) persons participating in the distribution of the Exchange Securities or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated in writing by the Holders of Definitive Securities so accepted, Definitive Securities in the appropriate principal amount.

                  Concurrent with the issuance of the Exchange Securities in the Exchange Offer, the Company shall deliver an Opinion of Counsel to the Trustee to the effect that the Exchange Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for Initial Securities in accordance with the Indenture and the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                           (i) Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

         "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES
         OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT

         AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OR REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
         (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR ANY INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING."

                           (B) Notwithstanding the foregoing, any Global
                  Security or Definitive Security issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii),
                  (e)(ii), (e)(iii) or (f) to this Section 2.6 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                           (ii) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
                  YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           (iii) Regulation S Temporary Global Security Legend. The Regulation S Temporary Global Security shall bear a legend in substantially the following form:

                  "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

                  (h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

                  (i) General Provisions Relating to Transfers and Exchanges.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company's written order or at the Registrar's written request.

                           (ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.14, 4.5 and 10.5 hereof).

                           (iii) The Registrar shall not be required (A) to register the transfer of or to exchange Securities during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

                           (iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

                           (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

                           (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, Additional Interest, if any, and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                           (vii) The Trustee shall authenticate Global
         Securities and Definitive Securities in accordance with the provisions of Section 2.2 hereof.

                           (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.6 to effect a transfer or exchange may be submitted by facsimile; provided original copies are promptly sent to the Registrar.

                           (ix) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                           (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7.               Replacement Securities.

                  If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any

Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses (including the fees and expenses of the Trustee) in replacing a Security.

                  Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.8.               Outstanding Securities.

                  The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.9 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds such Security.

                  If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate, of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all of the principal, Additional Interest, if any, and interest and premium, if any, due on the Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9.               Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows, without investigation by the Trustee, are so owned shall be so disregarded.

SECTION 2.10.              Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by two Officers of the Company. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities surrendered to it.

                  Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.              Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities (subject to the record retention requirements of the Exchange Act) in accordance with the Trustee's standard retention policies unless the Company directs the Trustee in writing to return such Securities to the Company. Certification of the destruction of all Securities shall be delivered to the Company. Subject to Section 2.7 hereof, the Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.              Defaulted Interest.

                  If either the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful under applicable law, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.1 hereof. Such defaulted interest, and the interest thereon, may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below.

                           (i) The Company shall notify the Trustee in writing of the amount of defaulted interest, plus interest payable thereon, proposed to be paid on each Security and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid, and, at the same time, the Company shall deposit with the Trustee an amount of

         U.S. Legal Tender equal to the aggregate amount proposed to be paid in respect of such defaulted interest and shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment. Such U.S. Legal Tender shall be held in trust for the benefit of the Persons entitled to such defaulted interest; or

                           (ii) The Company may make payment on any defaulted interest and on the interest thereon in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

SECTION 2.13.              CUSIP Numbers.

                  The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

SECTION 2.14.              Record Date.

                  The record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ss. 316(c).


                                  ARTICLE III
                                   REDEMPTION

SECTION 3.1.               Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to paragraph 6 or 7 of the Securities at the applicable redemption price set forth therein, it shall notify the Trustee and the Paying Agent in writing of the redemption date and the principal amount of Securities to be redeemed.

                  The Company shall give the notice provided for in this
Section 3.1 at least 45 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officer's Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.2.               Selection of Securities To Be Redeemed.

                  In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided, that no Securities of a principal amount of $1,000 or less shall be redeemed or repurchased in part.

SECTION 3.3.               Notice of Redemption.

                  Subject to Section 3.7 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed at its registered address.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3)      the CUSIP or CINS number, if any;

                  (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

                  (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

                  (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent;

                  (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

                  On receipt of a written request signed by an Officer of the Company, the Trustee shall give the notice of redemption on behalf of the Company, in the name of the Company and at the Company's expense.

SECTION 3.4.               Effect of Notice of Redemption.

                  Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon to the redemption date.

SECTION 3.5.               Deposit of Redemption Price.

                  At least one Business Day before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of, Additional Interest, if any, and accrued interest on, all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  If the Company complies with the provisions of the preceding paragraph and payment of the Securities called for redemption is not otherwise prohibited or prevented, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest or Additional Interest, if any, not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.1 hereof.

SECTION 3.6.               Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Security (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) equal in principal amount to the unredeemed portion of the Security surrendered.


SECTION 3.7.               Offer to Purchase by Application of Excess Proceeds.

                  In the event that, pursuant to Section 4.5 hereof, the Company shall be required to commence an offer to all Holders to purchase Securities (an "Asset Sale Offer"), it shall follow the procedures specified below.

                  The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.5 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                           (a) that the Asset Sale Offer is being made pursuant
to this Section 3.7 and Section 4.5 hereof and the length of time the Asset Sale Offer shall remain open;

                           (b) the Offer Amount, the purchase price and the
Purchase Date;

                           (c) that any Security not tendered or accepted for
payment shall continue to accrue interest;

                           (d) that, unless the Company defaults in making such
payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on or after the Purchase Date;

                           (e) that Holders electing to have a Security
purchased pursuant to an Asset Sale Offer may only elect to have all of such Security purchased and may not elect to have only a portion of such Security purchased;

                           (f) that Holders electing to have a Security
purchased pursuant to any Asset Sale Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                           (g) that Holders shall be entitled to withdraw their
election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                           (h) that, if the aggregate principal amount of
Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                           (i) that Holders whose Securities were purchased
only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and shall deliver to the Trustee an Officer's Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.7. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                  Other than as specifically provided in this Section 3.7, any purchase pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

                                   ARTICLE IV
                                   COVENANTS

SECTION 4.1.               Payment of Securities.

                   The Company shall pay the principal of, premium, if any, Additional Interest, if any, and interest on the Securities in the manner provided in the Securities. An installment of principal or interest or other amount shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                  The Company shall pay interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay interest on overdue installments of interest and Additional Interest, if any, at the same rate per annum borne by the Securities, to the extent lawful.

SECTION 4.2.               Maintenance of Office or Agency

                  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Trustee as one such office or agency of the Company.

SECTION 4.3.               Limitation on Transactions with Affiliates.

                  (a) Subsequent to the Issue Date, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of Property, the making of any Investment, the giving of any guarantee or the rendering of any service with any Affiliate of the Company, other than transactions between or among the Company, and any Subsidiaries) unless (i) such transaction or series of related transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate and (ii) (a) with respect to a transaction or series of related transactions that has a Fair Market Value in excess of $500,000 but less than $5.0 million, the Company delivers an Officer's Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above; (b) with respect to a transaction or series of related transactions that has a Fair Market Value equal to or in excess of $5.0 million but less than $10.0 million, the transaction or series of related transactions is approved by a majority of the Board of Directors of the Company (including a majority of the disinterested directors), which approval is set forth in a Board Resolution certifying that such transaction or series of transactions complies with clause (i) above; or
(c) with respect to a transaction or series of related transactions that has a Fair Market Value equal to or in excess of $10.0 million, the Company shall have received an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing.

                  (b) The restrictions set forth in clause (a) shall not be applicable to (i) reasonable and customary compensation, indemnification and other benefits paid or made available to an officer, director or employee of the Company or a Subsidiary for services rendered in such person's capacity as an officer, director or employee (including reimbursement or advancement of reasonable out-of-pocket expenses and provisions of directors' and officers' liability insurance) or agreements providing therefor, (ii) transactions between the Company or its Subsidiaries on the one hand, and the Initial Purchaser or its Affiliates on the other hand, involving the provision of financial, consulting or underwriting services by the Initial Purchaser or its Affiliates; provided that the fees payable to the Initial Purchaser or its Affiliates do not exceed the usual and customary fees of the Initial Purchaser and its Affiliates for similar services, (iii) any payments made, or transactions entered into, by the Company or its Subsidiaries pursuant to or in accordance with the Shareholders Agreement, the Acquisition Agreements or the Bank Facility or (iv) the making of any Restricted Payment otherwise permitted by the Indenture.

SECTION 4.4.               Limitation on Indebtedness.

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness), unless after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Interest Coverage Ratio for the Determination Period preceding the Transaction Date is at least 2.0 to 1.0 if such Indebtedness is incurred prior to February 15, 2000 and at least 2.25 to 1.0 if such Indebtedness is incurred thereafter. Notwithstanding the foregoing, the Company or any Subsidiary may incur Permitted Indebtedness. Any Indebtedness of a Person existing at time at which such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time at which it becomes a Subsidiary.

SECTION 4.5.               Limitation on Asset Sales.

                  The Company will not engage in, and will not permit any Subsidiary to engage in, any Asset Sale unless (a) except in the case of (i) an Asset Sale resulting from the requisition of title to, seizure or forfeiture of any Property or assets or any actual or constructive total loss or an agreed or compromised total loss or (ii) a Bargain Purchase Contract, the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property; (b) at least 75% of such consideration consists of Cash Proceeds (or the assumption of Indebtedness of the Company or such Subsidiary relating to the Capital Stock or Property or asset that was the subject of such Asset Sale and the unconditional release of the Company or such Subsidiary from such Indebtedness); and (c) the Company delivers to the Trustee an Officer's Certificate certifying that such Asset Sale complies with clauses (a) and (b). The Company or such Subsidiary, as the case may be, may apply the Net Available Proceeds from each Asset Sale
(x) to the acquisition of one or more Replacement Assets, or (y) to repurchase or repay Senior Debt.

         Any Net Available Proceeds from any Asset Sale that are not used to so acquire Replacement Assets or to repurchase or repay Senior Indebtedness within 270 days after consummation of the relevant Asset Sale shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall within 60 days thereafter make a pro rata offer to purchase from all Holders an aggregate principal amount of Securities equal to the Excess Proceeds, at a price in cash (the "Asset Sale Offer Purchase Price") equal to 100% of the outstanding principal thereof plus accrued interest, if any, to the purchase date, plus Additional Interest, if any, in accordance with the procedures set forth in Section 3.7. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes.

         The Company will comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that an Asset Sale Offer is required under the circumstances described herein.

SECTION 4.6.               Limitation on Restricted Payments.

                  (a) The Company will not, and will not permit any Subsidiary to, make any Restricted Payment, unless at the time of and after giving pro forma effect to the proposed Restricted Payment, (a) no Default shall have occurred and be continuing (or would result therefrom), (b) the Company could incur at least $1.00 of additional Indebtedness under Section 4.4 and (c) the aggregate amount of all Restricted Payments declared or made on or after the Issue Date by the Company or any Subsidiary shall not exceed the sum of (i) 50% (or if such Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the aggregate Consolidated Net Income accrued during the period beginning on the first day of the fiscal quarter in which the Issue Date falls and ending on the last day of the fiscal quarter ending immediately prior to the date of such proposed Restricted Payment, plus (ii) an amount equal to the aggregate Qualified Proceeds received by the Company, subsequent to the Issue Date, from contributions to the Company's capital or the issuance or sale (other than to a Subsidiary) of shares of its Capital Stock (excluding Redeemable Stock, but including Capital Stock issued upon the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Stock) of the Company) and the liability (expressed as a positive number) as expressed on the face of a balance sheet in accordance with GAAP in respect of any Indebtedness of the Company or any of its Subsidiaries, or the carrying value of Redeemable Stock, which has been converted into, exchanged for or satisfied by the issuance of shares of Capital Stock (other than Redeemable Stock) of the Company, subsequent to the Issue Date, plus (iii) 100% of the net reduction in Restricted Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to the Company or any Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Restricted Investments previously made by the Company or any Subsidiary in such Person and in each such case which was treated as a Restricted Payment.

                  (b) The foregoing provisions will not prevent (A) the payment of any dividend on Capital Stock of any class within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by the Indenture; (B) any Restricted Payment made in exchange for Capital Stock of the Company (other than Redeemable Stock), or out of the Qualified Proceeds from the substantially concurrent issuance or sale (other than to a Subsidiary) of Capital Stock of the Company (other than Redeemable Stock), provided that the Qualified Proceeds from such sale are excluded from computations under clause (c) (ii) above to the extent that such proceeds are applied to purchase or redeem such Capital Stock or Subordinated Indebtedness; (C) so long as no Default shall have occurred and be continuing or should occur as a consequence thereof, any repurchase, redemption payment, defeasance, acquisition or other retirement for value of Subordinated Indebtedness of the

Company or a Subsidiary solely in exchange for, or out of the Qualified Proceeds from the substantially concurrent sale of, new Subordinated Indebtedness of the Company or a Subsidiary, so long as such Subordinated Indebtedness is permitted under Section 4.4 and (x) is subordinated to the Securities at least to the same extent as the Subordinated Indebtedness so exchanged, purchased or redeemed, (y) has a stated maturity later than the stated maturity of the Subordinated Indebtedness so exchanged, purchased or redeemed and (z) has an Average Life at the time incurred that is greater than the remaining Average Life of the Subordinated Indebtedness so exchanged, purchased or redeemed; (D) payments to Holdings to fund payments made or to be made by Holdings for the benefit of the Company or any Subsidiary of the Company, including, without limitation, the payment of management and other professional fees, whether pursuant to the Shareholders Agreement or otherwise, and the payment of taxes; (E) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings, the Company or any Subsidiary of the Company held by any future, present or former employee, consultant or director of the Company (or any of its Subsidiaries) pursuant to any management equity subscription agreement or stock option plan or agreement or any other management or employee benefit plan or agreement in effect as of the Issue Date; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed
(x) $1.5 million in any calendar year (with unused amounts in any calendar year being carried over for two succeeding calendar years subject to a maximum (without giving effect to clause (y) below) of $3.0 million in any calendar year) plus (y) the aggregate cash proceeds received by the Company during such calendar year from any issuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; (F) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (G) payments in accordance with or pursuant to the terms of any Permitted Refinancing Indebtedness or any Permitted Subsidiary Refinancing Indebtedness;
(H) payments to redeem, or to avoid the issuance of, fractional shares of Capital Stock of the Company; (I) the payment of dividends by a Subsidiary on any class of common stock of such Subsidiary if such dividend is paid pro rata to all holders of such class of common stock, (J) the repurchase of any class of common stock of a Subsidiary if such repurchase is made pro rata with respect to such class of common stock and (K) other Restricted Payments not to exceed $3.0 million. Restricted Payments permitted to be made as described in the first sentence of this paragraph will be excluded in calculating the amount of Restricted Payments thereafter.

                  (c) The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation is permitted by this Section 4.6 and otherwise would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.6(a). All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation.

Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                  (d) For purposes of this Section 4.6, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.6 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.7.               Corporate Existence.

                  Except as provided in Article V, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company and the Guarantors shall not be required to preserve any such right, or the corporate, partnership, limited liability or other existence of any Restricted Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Restricted Subsidiary and each of its respective Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.8.               Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.9.               Notice of Defaults.

                  (1) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default and what action the Company is taking or proposes to take with respect thereto.

                  (2) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officer's Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.10.              Maintenance of Properties.

                  The Company and each of its Subsidiaries shall cause all material properties owned by or leased to it and used or useful in the conduct of its business to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or such Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of the Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Subsidiaries, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

SECTION 4.11.              Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture, respectively, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company, as the case may be, is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, Additional Interest, if any, or interest on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.12.              Provision of Financial Information.

                  From and after the earlier of (i) the date of the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement referred to herein and (ii) September 30, 1998 in either case, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the company would have been required to file them. The Company shall also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date, transmit by mail to all Holders of Securities, as their names and addresses appear in the applicable Security Register, without cost to such Holders of Securities, and file with the Trustee, (i) all quarterly and annual financial information that is substantially equivalent to that which would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Result of Operations" section and, with respect to the annual information only, a report thereon by the Company's certified independent accounts and (ii) all reports that are substantially equivalent to those that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

SECTION 4.13.              Waiver of Stay, Extension or Usury Laws.

                  The Company covenants hereby (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, Additional Interest, if any, and interest on or with respect to the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14.              Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all of such Holder's Securities in whole or in part (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date (as defined below), plus Additional Interest, if any, on the terms described below.

         Within 30 days following any Change of Control, the Company or the Trustee (upon the written direction of and at the expense of the Company) will mail a notice to each Holder and to the Trustee stating, among other things,
(i) that a Change of Control has occurred and a Change of Control Offer is being made as provided for in the Indenture, and that, although Holders are not required to tender their Securities, all Securities that are timely tendered will be accepted for payment; (ii) the Change of Control Purchase Price and the repurchase date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any Security accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Payment Date) will cease to accrue interest after the Change of Control Payment Date; and (iv) the instructions and any other information necessary to enable Holders to tender their Securities and have such Securities purchased pursuant to the Change of Control Offer. The Company will comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that the Change of Control Offer is triggered under the circumstances described herein.

         The existence of the Holders' rights to require, subject to certain conditions, the Company to repurchase Securities upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control. The source of funds for the repurchase of Securities upon a Change of Control will be the Company's cash or cash generated from operations or other sources, including borrowings or sales of assets; however, a "Change of Control" (as defined in the Bank Facility) constitutes an event of default thereunder that alleviates the lenders from any obligation to make loans and allows them to accelerate the Indebtedness outstanding thereunder. There can be no assurance that sufficient funds will be available at the time of any Change of Control to repay all amounts owing under such other Indebtedness or to make the required payments of the Securities. In the event that a Change of Control Offer occurs at a time when the Company does not have sufficient available funds to pay the Change of Control Purchase Price for all Securities timely tendered pursuant to such offer or at a time when the Company is prohibited from purchasing the Securities (and the Company is unable either to obtain the consent of the holders of the relevant Indebtedness or to repay such Indebtedness), an Event of Default would occur under this Indenture. In addition, one of the events that constitutes a Change of Control under this Indenture is a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company or the Company and the Subsidiaries, taken as a whole. This Indenture is governed by New York law, and there is no established quantitative definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if the Company or its Subsidiaries were to engage in a transaction in which it or they disposed of less than all of the assets of the Company or the Company and its Subsidiaries taken as a whole, as applicable, a question or interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether the Company was required to make a Change of Control Offer.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and repurchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

         Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require the Company to repurchase or redeem the Securities in the event of a takeover, recapitalization or similar restructuring. The provisions of this Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect Holders because (i) such transactions may not involve a shift in voting power or beneficial ownership or, even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to require the Company to make a Change of Control Offer or
(ii) such transactions may include an actual shift in voting power or beneficial ownership to a Permitted Holder which is excluded under the definition of Change of Control from the amount of shares involved in determining whether or not the transaction involves a shift of the magnitude required to trigger the provisions. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition.

SECTION 4.15.              Limitation on Sale and Lease-Back Transactions.

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Lease-Back Transaction unless (i) the proceeds from such Sale and Lease-Back Transaction are at least equal to the Fair Market Value of such Property being transferred and (ii) the Company or such Subsidiary would have been permitted to enter into such transaction under
Section 4.4, 4.16 and 4.17.

SECTION 4.16. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

                  The Company will not, and will not permit any Subsidiary, directly or indirectly, to create, enter into any agreement with any Person or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind which by its terms restricts the ability of any Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock to the Company or any Subsidiary, (b) pay any Indebtedness owed to the Company or any Subsidiary, (c) make loans or advances to the Company or any Subsidiary or (d) transfer any of its Property or assets to the Company or any Subsidiary except any encumbrance or restriction contained in any agreement or instrument:

         (i) existing on the Issue Date;

         (ii) relating to any Property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the Property or assets so acquired and is not and are not created in anticipation of such acquisition;

         (iii) relating to any Acquired Indebtedness of any Subsidiary at the date on which such Subsidiary was acquired by the Company or any Subsidiary (other than Indebtedness incurred in anticipation of such acquisition);

         (iv) effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in the foregoing clauses (i) through (iii), so long as the encumbrances and restrictions contained in any such refinancing agreement are no more restrictive than the encumbrances and restrictions contained in such agreements;

         (v) constituting customary provisions restricting subletting or assignment of any lease of the Company or any Subsidiary or provisions in license agreements or similar agreements that restrict the assignment of such agreement or any rights thereunder;

         (vi) constituting restrictions on the sale or other disposition of any Property securing Indebtedness as a result of a Permitted Lien on such Property;

         (vii) constituting any temporary encumbrance or restriction with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property and assets of, such Subsidiary; or

         (viii) arising pursuant to applicable law.



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SECTION 4.17.              Limitation on Liens.

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, affirm, incur, assume or suffer to exist any Liens of any kind other than Permitted Liens on or with respect to any Property or assets of the Company or such Subsidiary or any interest therein or any income or profits therefrom, whether owned at the Issue Date or thereafter acquired, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the Indebtedness so secured for so long as such obligations are so secured.

SECTION 4.18.              Limitation on Line of Business.

                  Neither the Company nor any of its Subsidiaries will directly or indirectly engage to any substantial extent in any line or lines of business activity other than a Related Business.

SECTION 4.19.              Subsidiary Guarantees.

                  (a) The Company will not permit any Subsidiary to guarantee the payment of any Indebtedness of the Company or any Indebtedness of any other Subsidiary, in each case except for Indebtedness described in (b) of Permitted Indebtedness (in each case, the "Guaranteed Indebtedness") unless (i) if such Subsidiary is not a Guarantor, such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Securities by such Subsidiary (any such Guarantee, a "Subsidiary Guarantee"), (ii) if the Securities or the Subsidiary Guarantee (if
any) of such Subsidiary are subordinated in right of payment to the Guaranteed Indebtedness, the Subsidiary Guarantee under the supplemental indenture shall be subordinated to such Subsidiary's guarantee with respect to the Guaranteed Indebtedness substantially to the same extent as the Securities or the Subsidiary Guarantee are subordinated to the Guaranteed Indebtedness under the Indenture, (iii) if the Guaranteed Indebtedness is by its express terms subordinated in right of payment to the Securities or the Subsidiary Guarantee (if any) of such Subsidiary, any such guarantee of such Subsidiary with respect to the Guaranteed Indebtedness shall be subordinated in right of payment to such Subsidiary's Subsidiary Guarantee with respect to the Securities substantially to the same extent as the Guaranteed Indebtedness is subordinated to the Securities or the Subsidiary Guarantee (if any) of such Subsidiary, (iv) such Subsidiary waives and will and not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee, and
(v) such Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that (A) such Subsidiary Guarantee of the Securities has been duly executed and authorized and (B) such Subsidiary Guarantee of the Securities constitutes a valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws



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(including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

                  (b) Notwithstanding the foregoing and the other provisions of this Indenture, any Subsidiary Guarantee by a Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.


                                   ARTICLE V
                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.1.               Restriction on Mergers, Consolidations and Certain
                           Sales of Assets.

                           The Company will not, in any transaction or series
of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing corporation or a merger for a purposes of reincorporation in another State of the United States or the District of Columbia or a merger with a person that owns 100% of the Capital Stock of the Company), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole, to any Person, unless:

         (i) either (a) the Company shall be the continuing corporation or (b) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture in a form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (and Liquidating Damages, if any) on all the Securities and the performance of the Company's covenants and obligations under this Indenture;

         (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default shall have occurred and be continuing or would result therefrom; and




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         (iii) immediately after giving effect to any such transaction or series of transactions on a pro forma basis as if such transaction or series of transactions had occurred on the first day of the Determination Period, the Company (or the Surviving Entity if the Company is not continuing) would be permitted to incur $1.00 of additional Indebtedness pursuant to the test described in the first sentence under Section 4.4.

         The provision of clause (iii) shall not apply to (a) a merger between the Company and a wholly owned Subsidiary of a wholly owned Subsidiary of Holdings created for the purpose of holding the Capital Stock of the Company,
(b) a merger between the Company and a wholly owned Subsidiary or (c) a merger between the Company and an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States or the District of Columbia so long as, in each case, the amount of Indebtedness of the company and its Subsidiaries is not increased thereby.

         In connection with any consolidation, merger, continuance, transfer of assets or other transactions contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, continuance, sale, assignment, conveyance or transfer and the supplemental indenture in respect thereto comply with the provisions of this Indenture and that all conditions precedent in this Indenture relating to such transactions have been complied with.

         Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, the foregoing paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and Securities with the same effect as if such Surviving Entity had been named as the Company in the Indenture; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

SECTION 5.2.               Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium, if any, Additional



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Interest, if any, and interest on the Securities except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.


                                   ARTICLE VI
                              DEFAULT AND REMEDIES

SECTION 6.1.               Events of Default.

         Each of the following is an "Event of Default" under this Indenture:

         (a) default in the payment of interest on any Security issued pursuant to this Indenture when the same becomes due and payable, and the continuance of such default for a period of 30 days;

         (b) default in the payment of the principal of (or premium, if any, on) any Security issued pursuant to the Indenture at its Maturity, whether upon optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise or the failure to make an offer to purchase any such Security as required;

         (c) the Company fails to comply with any of its covenants or agreements described under Sections 4.4, 4.5, 4.6, 4.14 or Article V;

         (d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty addressed in clause (a), (b) or (c) above) and continuance of such Default or breach for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% of the aggregate principal amount at Stated Maturity of the outstanding Securities;

         (e) Indebtedness of the Company or any Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $5.0 million;

         (f) the entry by a court of competent jurisdiction of one or more final judgments against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $5.0 million which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 60 consecutive days;

         (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or
(ii) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition



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seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (h) (i) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary; or (iii) the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law; or (iv) the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors; or (v) the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

                  The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.2.               Acceleration.

                  If any Event of Default (other than an Event of Default specified in clause (g)or (h) of Section 6.1) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the outstanding aggregate principal amount at Stated Maturity of the Securities, may declare the principal amount at Stated Maturity, premium, if any, and any accrued and unpaid interest on all such Securities then outstanding to be immediately due and payable by a notice in writing to the Company (and to the Trustee if given by Holders of such Securities), and upon any such declaration all amounts payable in respect of the Securities will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) of
Section 6.1 occurs, the principal amount at Stated Maturity, premium, if any, and any accrued and unpaid interest on the Securities then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of such Securities. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.1 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) of Section 6.1 shall be remedied or cured or waived by the holders of the relevant Indebtedness within 30 days after such event of default; provided that no judgment or decree for the payment of the money due on the Securities has been obtained by the Trustee as provided in this Indenture.

                  At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, Additional Interest or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and Additional Interest, if any, and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (v) of Section 6.1, the Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3.               Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name and as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, Additional Interest, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.



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SECTION 6.4.               Waiver of Past Default.

                  The Holders of not less than a majority in principal amount at Stated Maturity of the outstanding Securities may on behalf of the Holders of all the Securities waive any past Default or Event of Default under this Indenture and its consequences, except a Default or Event of Default (a) in the payment of the principal of (or premium, if any) or interest (or Additional Interest, if any) on any Security or (b) in respect of a covenant or provision hereof which under Section 9.2 cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5.               Control by Majority.

                  Holders of the Securities may not enforce this Indenture or the Securities except as provided in this Article VI and under the TIA. The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Section, the Trustee shall be entitled to indemnification (from the Holders so directing the Trustee to act) satisfactory to it in its sole discretion against any loss, cost, expense or liability caused by taking such action or following such direction.

SECTION 6.6.               Limitation on Suits.

                  No Holder of any Securities may pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

                  (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability, cost or expense to be incurred in compliance with such request;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities (excluding the Company or Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.7.               Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, Additional Interest, if any, or interest on the Security, on or after the respective due dates expressed or provided for in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.8.               Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal of, premium, if any, Additional Interest, if any, and interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest and Additional Interest, if any, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9.               Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to any of the Company or the Guarantors (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other securities or property payable or deliverable upon the conversion or exchange of the securities or upon any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the

Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.              Priorities.

                  If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  First:  to the Trustee for amounts due under Section 7.7;

                  Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, Additional Interest, if any, and interest, respectively; and

                  Third:  the balance, if any, to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.              Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal of, premium, if any, Additional Interest, if any, or interest on any Securities on or after the respective due dates expressed or provided for in the Security.


                                  ARTICLE VII


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


                                    TRUSTEE

SECTION 7.1.               Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) The Trustee will perform such duties and only such duties as are specifically set forth (or incorporated by reference) herein and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1;

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 or any other direction permitted by this Indenture, and the Trustee shall be entitled from time to time to request such a direction.

                  (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (f) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.1 and to the provisions of the TIA.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

SECTION 7.2.               Rights of Trustee.

                  Subject to Section 7.1:

                  (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers provided that the Trustee's conduct does not constitute bad faith, wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be charged with notice or knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof in accordance with
         Section 10.2 hereof from the Company or any Holder.

                  (g) The Trustee or Paying Agent shall not be liable for interest on any money received by it except as the Trustee or Paying Agent may agree in writing with the Company. Money held in trust by the Trustee or Paying Agent need not be segregated from other funds except to the extent required by law and except for money held in trust under Article IX of this Indenture.

SECTION 7.3.               Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.4.               Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be responsible for filing any notice in any public office at any time or times.

SECTION 7.5.               Notice of Defaults.

                  If a Default or an Event of Default occurs and is continuing and if the Trustee has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Additional Interest, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.



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SECTION 7.6.               Reports by Trustee to Holders.

                  If required by TIA ss. 313(a), within 60 days after each May 15 beginning with May 15, 1998, the Trustee shall mail to each Holder a report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b), (c) and (d).

                  A copy of each such report at the time of its mailing to the Holders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                  The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.7.               Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or wilful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.1 hereof.

                  The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including compensation for service, costs, expenses, outlays, counsel fees and other disbursements, and against all liability not due to its negligence or wilful misconduct. The Company shall indemnify each of the Trustee, Paying Agent and Registrant for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and its duties hereunder as Trustee, Registrar and/or Paying Agent, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and of defending itself against any claim (whether asserted by any Holder or the Company) or liability in connection with the exercise or performance of any of its powers or duties




                                      77
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hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or wilful misconduct. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee caused by the Trustee's negligence or wilful misconduct.

                  To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, Additional Interest, if any, or interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinated to any of the liabilities or indebtedness of the Company (notwithstanding that the Securities may be subordinated).

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(viii) or (ix) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and (without prejudice to any other rights available to the Trustee under applicable law) are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.7 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the termination of this Indenture, the discharge of the Company's obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.

SECTION 7.8.               Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;



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                  (3) a custodian or other public officer takes charge of the
         Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable thereafter, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.7, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Once the resignation or removal of the retiring Trustee has become effective, the retiring Trustee shall have no further obligations under this Indenture and no liability in respect of acts or omissions of the successor Trustee.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA ss. 310(a)(5).

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9.               Successor Trustee by Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.





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SECTION 7.10.              Eligibility; Disqualification.

                  This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA ss.ss. 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have, or be part of a holding company with, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA ss. 310(b), the Trustee and the Company shall comply with the provisions of TIA ss. 310(b) (subject to the penultimate paragraph thereof). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article VII.

SECTION 7.11.              Preferential Collection of Claims Against the
                           Company.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 7.12.              Money Held In Trust.

                  The Trustee or Paying Agent shall not be liable for interest on any money received by it except as the Trustee or Paying Agent may agree in writing with the Company. Money held in trust by the Trustee or Paying Agent need not be segregated from other funds except to the extent required by law and except for money held in trust under Article VIII of this Indenture.


                                  ARTICLE VIII
                             DISCHARGE OF INDENTURE

SECTION 8.1.               Termination of Company's Obligations.

                  The Company may terminate its obligations under the Securities and this Indenture when (i) either (A) all outstanding Securities have been delivered to the Trustee for cancellation or (B) all such Securities not therefore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Securities not therefore delivered to the Trustee for cancellation, for principal of (premium, if any, and Additional Interest, if any, on) and interest to the date of deposit or Maturity or date or redemption; (ii) the Company has paid or caused to be paid all sums then due and




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payable by the Company under this Indenture; and (iii) the Company has delivered to the Trustee an Officer's Certificate and an opinion of counsel relating to compliance with the conditions set forth in this Indenture;

         The Company, at its election, shall (a) be deemed to have paid and discharged its debt on the Securities and this Indenture shall cease to be of further effect as to all outstanding Securities (except as to (i) rights of registration of transfer, substitution and exchange of Securities, (ii) the Company's right of optional redemption, (iii) rights of Holders to receive payments of principal of, premium, if any, interest and Additional Interest, if any, on the Securities (but not the Change of Control Purchase Price or the Asset Sale Offer Purchase Price) and any rights of the Holders with respect to such amounts, (iv) the rights, obligations and immunities of the Trustee under this Indenture, and (v) certain other specified provisions in this Indenture or
(b) cease to be under any obligation to comply with certain restrictive covenants that are described in this Indenture, after the irrevocable deposit by the Company with the Trustee, in trust, for the benefit of the Holders, at any time prior to the Stated Maturity of the Securities, of (A) money in an amount, (B) U.S. Government Obligations which through the payment of interest and principal will provide, no later than one Business Day before the due date of payment in respect of such Securities, money in an amount, or (C) a combination thereof sufficient to pay and discharge the principal of, premium, if any on, interest and Additional Interest, if any, on, such Securities then outstanding on the dates on which any such payments are due in accordance with the terms of this Indenture and of such Securities. Such defeasance or covenant defeasance shall be deemed to occur only if certain conditions are satisfied, including, among other things, delivery by the Company to the Trustee of an opinion of outside counsel acceptable to the Trustee to the effect that (1) such deposit, defeasance and discharge will not be deemed, or result in, a taxable event for federal income tax purposes with respect to the Holders; and
(ii) the Company's deposit will not result in the trust or such Trustee being subject to regulation under the Investment Company Act of 1940.

SECTION 8.2.               Application of Trust Money.

                  The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.1, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of, premium, if any, Additional Interest, if any, and interest on the Securities. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Company.

                  The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.1 or the interest received in respect




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thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 8.3.               Repayment to the Company.

                  Subject to Section 8.1, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess (as determined by the Trustee) U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of, premium, if any, Additional Interest, if any, or interest on the Securities that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

SECTION 8.4.               Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1; provided, however, that if the Company has made any payment of principal of, premium, if any, Additional Interest, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.






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                                   ARTICLE IX
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.               Without Consent of Holders.

                  The Company and the Trustee may, at any time and from time to time, without notice to or consent of any Holder, enter into one or more indentures supplemental to the Indenture:

                           (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants and Obligations of the Company under the Indenture and contained in the Notes;

                           (ii) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power conferred upon the Company by the Indenture;

                           (iii) to add any additional Events of Default;

                           (iv) to provide for uncertificated Securities in addition to or in place of certificated Notes;

                           (v) to evidence and provide for the acceptance of appointment under the Indenture by the successor Trustee;

                           (vi) to secure the Notes;

                           (vii) to provide for any guarantee of the Securities by any subsidiary; and

                           (viii) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture; provided that such actions will not adversely affect the interests of the Holders in any material respect.

SECTION 9.2.               With Consent of Holders.

                  With the written consent of the Holders of not less than a majority in principal amount at Stated Maturity of the outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities), the Company and the Trustee may enter into one or more indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions




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of this Indenture or of modifying in any manner the rights of the Holders;
provided, however, that no such supplemental indenture will, without the consent of the Holders of not less than two-thirds in principal amount at Stated Maturity of the Notes, modify the Obligations of the Company to make offers to purchase Securities upon a Change of Control or from the proceeds of Asset Sales; provided, further, that no such supplemental indenture will, without the consent of the Holder of each outstanding Security affected thereby:

                           (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof (or premium, if any, or Additional Interest, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium, Additional Interest or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof,

                           (ii) reduce the percentage in principal amount at Stated Maturity of the Outstanding Notes, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of the Indenture, or certain Defaults thereunder,

                           (iii) subordinate in right of payment, or otherwise subordinate, the Securities to any other Indebtedness or;

                           (iv) modify any of the provisions of this paragraph (except to increase any percentage set forth herein).

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.3.               Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.4.               Revocation and Effect of Consents.



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






                  Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on such Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder.

SECTION 9.5.               Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee (upon written instructions from the Company) shall authenticate a new Security (accompanied by a notation of the Guarantors duly endorsed by the Guarantors) that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6.               Trustee To Sign Amendments, etc.

                  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and that such amendment or supplement constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable in accordance with its terms. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In




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signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.


                                   ARTICLE X
                                 MISCELLANEOUS

SECTION 10.1.              Trust Indenture Act Controls.

                  This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture or are incorporated into this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 10.2.              Notices.

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person, or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight courier guaranteeing next day delivery, to the other party's address:

                  if to the Company:

                           Brand Scaffold Services, Inc.
                           15450 Outer Highway 40, #270
                           Chesterfield, MO 63017
                           Attention: Chief Executive Officer
                           Facsimile: (314) 519-1915
                           Telephone: (314) 519-1000


                  with a copy to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, NY 10017



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






                           Attention: George R. Bason, Jr.
                           Facsimile: (212) 450-4800
                           Telephone: (212) 450-4000


                  if to the Trustee:

                           U.S. Trust Company of Texas, N.A.
                           2001 Ross Avenue, Suite 2700
                           Dallas, Texas  75201
                           Attention: Corporate Trust Division
                           Facsimile: (214) 754-1303
                           Telephone: (214) 754-1255

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to the Trustee or to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to the Trustee shall be deemed to have been duly given to the Trustee when received at the Corporate Trust Office of the Trustee.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect the sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.




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SECTION 10.3.              Communications by Holders with Other Holders.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

SECTION 10.4.              Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officer's Certificate in form satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

SECTION 10.5.              Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 10.6.              Rules by Trustee, Paying Agent, Registrar.




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

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 10.7.              Governing Law.

                  This Indenture and the Securities, including, without limitation, the interpretation, construction, validity and enforceability hereof and thereof, shall be governed by the internal laws of the State of New York, including Section 5-1401 of the General Obligations Law of the State of New York, without regard to the principles of conflict of laws thereof

SECTION 10.8.              No Recourse Against Others.

                  No director, officer, employee, incorporator or stockholder of the Company or the Trustee, as such, shall have any liability for any obligations of the Company or the Trustee under the Securities, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 10.9.              Successors.

                  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.10.             Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.11.             Severability.

                  In case any provision in this Indenture, in the Securities or in the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 10.12.             No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13.             Legal Holidays.

                  If a payment date is not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.


                      [SIGNATURES CONTAINED ON NEXT PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


BRAND SCAFFOLD SERVICES, INC.


By:      /s/ Gerald B. Curran
         -----------------------
         Gerald B. Curran
         Vice President and
         Chief Financial Officer


U.S. TRUST COMPANY OF TEXAS, N.A.,
as Trustee


By:      /s/ Bill Barber
         -----------------------
         Bill Barber
         Vice President

                                                                      EXHIBIT A



                         BRAND SCAFFOLD SERVICES, INC.

                        10 1/4% Senior Security due 2008


                                                             CUSIP 105257AA7

No. ______________                                         $________________


                  Brand Scaffold Services, Inc., a Delaware corporation (the "Company"), promises to pay to Cede & Co. or registered assigns, the principal sum of ____________________________________ Dollars on February 15, 2008.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK ("DTC")), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL

BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OR REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
(B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR ANY INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                                BRAND SCAFFOLD SERVICES, INC.


                                                By: ___________________________
                                                    Name:
                                                    Title:




                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  U.S. Trust Company of Texas, N.A., as Trustee, certifies that
this is one of the            % Senior Securities due 2008 referred to in the
within-mentioned Indenture.


U.S. Trust Company of Texas, N.A.,
as Trustee


By: ________________________________                  Dated: __________________
      Authorized Signatory

                             [REVERSE OF SECURITY]


                         BRAND SCAFFOLD SERVICES, INC.

                        10 1/4% Senior Security due 2008

                  1.       Interest.

                  Brand Scaffold Services, Inc., a Delaware corporation (the "Company"), promises to pay interest at the rate of 10 1/4% per annum on the principal amount of this Security semiannually in arrears on each Interest Payment Date referred to on the face hereof commencing on August 15, 1998, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from and including February 15, 1998, through but excluding the date on which the principal hereof is paid or made available for payment. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2.       Method of Payment.

                  The Company will pay interest on the Securities (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Securities at the close of business on the February 1 or August 1 next preceding the Interest Payment Date. The Securities will be payable as to principal, premium, if any, Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within the city and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments with respect to Securities the Holders of which have given wire transfer instructions to the Company shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof until the date the Exchange Offer is consummated. Thereafter, such payments, except to DTC, will be made by check. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3.       Paying Agent.

                  Initially, U.S. Trust Company of Texas, N.A. (the "Trustee") will act as Paying Agent. The Company may change any Paying Agent, without notice to the Holders of Securities.

                  4.       Indenture.

                  This Security is one of a duly authorized issue of Securities of the Company, designated as its 10 1/4% Senior Securities due 2008 (the "Securities"), limited in aggregate principal amount to $130,000,000 (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an indenture, dated as of February 25, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Securities Act for a statement of them. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  5.       Optional Redemption.

                  (a) The Securities will be subject to redemption, at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest thereon, and Additional Interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the year set forth below:

                  Year                                Percentage

                  2003                                105.125%
                  2004                                103.417%
                  2005                                101.708%
                  2006 and thereafter                 100.000%

                  (b) At any time during the first 36 months after the Issue Date, the Company may, at its option, redeem up to a maximum of 35% of the aggregate principal amount of the Securities with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 110.25 % of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date plus Additional Interest, if any; provided, that each such redemption shall occur within 90 days of the closing of the related Qualified Equity Offering.

                  6.       Purchase upon Occurrence of a Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all of such Holder's Securities in whole or in part at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date, plus Additional Interest, if any, on the terms described in the Indenture.

                  (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall within 60 days thereafter make a pro rata offer to purchase from all Holders an aggregate principal amount of Securities equal to the Excess Proceeds, at a price in cash equal to 100% of the outstanding principal thereof plus accrued interest, if any, to the purchase date, plus Additional Interest, if any, in accordance with the procedures set forth in Section 3.7 of the Indenture. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                  7.       Denominations; Transfer; Exchange.

                  The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

                  8.       Persons Deemed Owners.

                  The Holder of this Security may be treated as the owner of this Security for all purposes.

                  9.       Discharge Prior to Redemption or Maturity.

                  The Indenture will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations sufficient for such payment or redemption.

                  10.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of not less than a majority in principal amount at Stated Maturity of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of not less than a majority in principal amount at Stated Maturity of the outstanding Securities. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of Securities.

                  11.      Defaults and Remedies.

                  If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, and Additional Interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

                  12.      Trustee Dealings with Company and its Affiliates.

                  The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  13.      No Recourse Against Others.

                  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, any Subsidiary Guarantees, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  14.      Authentication.

                  This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

                  15.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  [16.     Registration Rights.

                  Pursuant to the Registration Rights Agreement between the Company and Donaldson, Lufkin & Jenrette Securities Corporation, as initial purchaser, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for the Company's 10 1/4% Senior Securities due 2008, Series B (the "Exchange Securities"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Securities. The Holders of the Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement and the Indenture.]*

                  17.      Governing Law.

                  The Indenture and this Security, including, without limitation, the interpretation, construction, validity and enforceability thereof and hereof, shall be governed by the internal laws of the State of New York, including Section 5-1401 of the General Obligations Law of the State of New York, without regard to the principles of conflict of laws thereof.

                  The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

                  18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants

*To be omitted from Exchange Securities.

by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A/ (= Uniform Gifts to Minors Act).

                       SCHEDULE OF EXCHANGES OF INTERESTS
                             IN THE GLOBAL SECURITY

         The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:


                                                                                Principal Amount of
                            Amount of decrease        Amount of increase       this Global Security     Signature of authorized
                            in Principal Amount       in Principal Amount     following such decrease   signatory of Trustee or
   Date of Exchange       of this Global Security   of this Global Security        (or increase)         Security Custodian
--------------------     -------------------------  ------------------------  -----------------------   ------------------------

                                ASSIGNMENT FORM

         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                                  Your Signature:
     ________________________                         ______________________
                                                     (Sign exactly as your name
                                                      appears on the face of
                                                      this Security)


                              Signature Guarantee:_____________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to
Section 4.5 or 4.14 of the Indenture, check the box below:

           |_|    Section 4.5                 |_|    Section 4.14

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.5 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_____________________

Date:__________                                      Your signature:___________
                                                          (sign exactly as your
                                                           name appears on the
                                                           face of this
                                                           Security)


                                                     Tax Identification No.:___

                                                     Signature Guarantee:______

                                                                      EXHIBIT B

                         BRAND SCAFFOLD SERVICES, INC.

                        10 1/4% Senior Security due 2008

                                                                CUSIP U10580AA3

                                                              ISIN USU10580AA32

No. ________                                                  $________________

         Brand Scaffold Services, Inc., a Delaware corporation (the "Company"), promises to pay to Cede & Co. or registered assigns, the principal sum of _________________________________ Dollars on February 15, 2008.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK ("DTC")), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR
(7) OR REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT,
(D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR ANY INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                        BRAND SCAFFOLD SERVICES, INC.


                                        By: ___________________________________
                                        Name:
                                        Title:





                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  U.S. Trust Company of Texas, N.A., as Trustee, certifies that
this is one of the         % Senior Securities due 2008 referred to in the
within-mentioned Indenture.


U.S. Trust Company of Texas, N.A.,
as Trustee

By: ________________________________              Dated: ______________________
      Authorized Signatory

                             [REVERSE OF SECURITY]


                         BRAND SCAFFOLD SERVICES, INC.

                        10 1/4% Senior Security due 2008

                  1.       Interest.

                  Brand Scaffold Services, Inc., a Delaware corporation (the "Company"), promises to pay interest at the rate of 10 1/4% per annum on the principal amount of this Security semiannually in arrears on each Interest Payment Date referred to on the face hereof commencing on August 15, 1998, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from and including February 15, 1998, through but excluding the date on which the principal hereof is paid or made available for payment. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2.       Method of Payment.

                  The Company will pay interest on the Securities (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Securities at the close of business on the February 1 or August 1 next preceding the Interest Payment Date. The Securities will be payable as to principal, premium, if any, Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within the city and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments with respect to Securities the Holders of which have given wire transfer instructions to the Company shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof until the date the Exchange Offer is consummated. Thereafter, such payments, except to DTC, will be made by check. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3.       Paying Agent.

                           Initially, U.S. Trust Company of Texas, N.A. (the
"Trustee") will act as Paying Agent. The Company may change any Paying Agent, without notice to the Holders of Securities.

                  4.       Indenture.

                  This Security is one of a duly authorized issue of Securities of the Company, designated as its 10 1/4% Senior Securities due 2008 (the "Securities"), limited in aggregate principal amount to $130,000,000 (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an indenture, dated as of February 25, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Securities Act for a statement of them. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  5.       Optional Redemption.

                  (a) The Securities will be subject to redemption, at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest thereon, and Additional Interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the year set forth below:

                  Year                              Percentage

                  2002                               105.125%
                  2003                               103.417%
                  2004                               101.708%
                  2005 and thereafter                100.000%

                  (b) At any time during the first 36 months after the Issue Date, the Company may, at its option, redeem up to a maximum of 35% of the aggregate principal amount of the Securities with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date plus Additional Interest, if any; provided, that each such redemption shall occur within 90 days of the closing of the related Qualified Equity Offering.

                  6.       Purchase upon Occurrence of a Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all of such Holder's Securities in whole or in part at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date, plus Additional Interest, if any, on the terms described in the Indenture.

                  (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall within 60 days thereafter make a pro rata offer to purchase from all Holders an aggregate principal amount of Securities equal to the Excess Proceeds, at a price in cash equal to 100% of the outstanding principal thereof plus accrued interest, if any, to the purchase date, plus Additional Interest, if any, in accordance with the procedures set forth in Section 3.7 of the Indenture. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                  7.       Denominations; Transfer; Exchange.

                  The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

                  8.       Persons Deemed Owners.

                  The Holder of this Security may be treated as the owner of this Security for all purposes.

                  9.       Discharge Prior to Redemption or Maturity.

                  The Indenture will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations sufficient for such payment or redemption.

                  10.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of not less than a majority in principal amount at Stated Maturity of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of not less than a majority in principal amount at Stated Maturity of the outstanding Securities. Without notice to or the consent of any

Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of Securities.

                  11.      Defaults and Remedies.

                  If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, and Additional Interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

                  12.      Trustee Dealings with Company and its Affiliates.

                  The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  13.      No Recourse Against Others.

                  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, any Subsidiary Guarantees, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  14.      Authentication.

                  This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

                  15.      CUSIP and ISIN Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  [16.     Registration Rights.

                  Pursuant to the Registration Rights Agreement between the Company and Donaldson, Lufkin & Jenrette Securities Corporation, as initial purchaser, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for the Company's 10 1/4% Senior Securities due 2008, Series B (the "Exchange Securities"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Securities. The Holders of the Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement and the Indenture.]**

                  17.      Governing Law.

                  The Indenture and this Security, including, without limitation, the interpretation, construction, validity and enforceability thereof and hereof, shall be governed by the internal laws of the State of New York, including Section 5-1401 of the General Obligations Law of the State of New York, without regard to the principles of conflict of laws thereof.

                  The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

                  18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A/ (= Uniform Gifts to Minors Act).























--------
**To be omitted from Exchange Sercurities.

                       SCHEDULE OF EXCHANGES OF INTERESTS
                             IN THE GLOBAL SECURITY

         The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:


                                                                                Principal Amount of
                            Amount of decrease        Amount of increase       this Global Security     Signature of authorized
                            in Principal Amount       in Principal Amount     following such decrease   signatory of Trustee or
   Date of Exchange       of this Global Security   of this Global Security        (or increase)         Security Custodian
--------------------     -------------------------  ------------------------  -----------------------   ------------------------

                                ASSIGNMENT FORM

         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------



-------------------------------------------------------------------------------



-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date: ____________________________      Your Signature:________________________
                                                  (Sign exactly as your name
                                                   appears on the face of this
                                                   Security)


                                        Signature Guarantee:___________________

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to
Section 4.5 or 4.14 of the Indenture, check the box below:

           [ ]    Section 4.5                 [ ]    Section 4.14

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.5 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$____________________

Date:__________                         Your signature:________________________
                                                (sign exactly as your name
                                                 appears on the face of this
                                                 Security)


                                        Tax Identification No.:________________

                                        Signature Guarantee:___________________

                                                                      EXHIBIT C

                        FORM OF CERTIFICATE OF TRANSFER

Brand Scaffold Services, Inc.
15450 S. Outer Highway 40, #270
Chesterfield, Missouri  63017

U.S. Trust Company of Texas, N.A.
770 Broadway, 13th Floor
New York, New York 10003
Attention: Corporate Trust Division

         Re: 10 1/4% Senior Securities due 2008 of Brand Scaffold Services, Inc.

                  Reference is hereby made to the Indenture, dated as of February 25, 1998 (the "Indenture"), between Brand Scaffold Services, Inc., as issuer (the "Company"), and U.S. Trust Company of Texas, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ______________________ (the "Transferor") owns and proposes to transfer the Security or Securities or interest in such Security or Securities specified in Annex A hereto, in the principal amount of $_________ in such Security or Securities or interests (the "Transfer"), to _________________ (the "Transferee") as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

                  1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

                  2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL SECURITY, THE REGULATION S GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and
(x) at the time the buy order was originated, the transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security, the Temporary Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

                  3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RESTRICTED GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                           (a) [ ] such Transfer is being effected pursuant to
and in accordance with Rule 144 under the Securities Act; or

                           (b) [ ] such Transfer is being effected to the
Company or a subsidiary thereof; or

                           (c) [ ] such Transfer is being effect pursuant to an
effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

                  4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR OF AN UNRESTRICTED DEFINITIVE SECURITY.

                           (a) [ ] CHECK IF TRANSFER IF PURSUANT TO RULE 144.
(i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

                           (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION
S. (i) The Transfer is being effect pursuant to and in accordance with Rule 903 or rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indentures, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

                           (c) [ ] CHECK IF TRANSFER IF PURSUANT TO OTHER
EXEMPTION. (i) The Transfer is being effected pursuant to nd in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144m, Rule 903 or Rule 904 and in compliance with the transfer restrictions in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee and the Company.

                                            ----------------------------------
                                            [Insert Name of Transferor]


                                            By:  ______________________________
                                                        Name:
                                                        Title:

Dated: _________________, ____

                       ANNEX A TO CERTIFICATE OF TRANSFER


1.       The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (A) OR (B)]

         (a)      [ ] a beneficial interest in the:

                  (i) [ ] 144A Global Security (CUSIP _____), or

                  (ii) [ ] Regulation S Global Security (CUSIP _____), or

                  (iii) [ ] Restricted Global Security (CUSIP _____); or

         (b)      [ ] a Restricted Definitive Security.

2.       After the Transfer the Transferee will hold:

                                  [CHECK ONE]

         (a)      [ ] a beneficial interest in the:

                  (i) [ ] 144A Global Security (CUSIP _____), or

                  (ii) [ ] Regulation S Global Security (CUSIP _____), or

                  (iii) [ ] Restricted Global Security (CUSIP _____); or

                  (iv)[ ] (CUSIP _____), or Unrestricted Global Security (CUSIP _____); or

         (b)      [ ] a Restricted Definitive Security; or

         (c)      [ ] an Unrestricted Definitive Security.

         in accordance with the terms of the Indenture.

                                                                      EXHIBIT D

FORM OF CERTIFICATE OF TRANSFER OR EXCHANGE

Brand Scaffold Services, Inc.
15450 S. Outer Highway 40, #270
Chesterfield, Missouri  63017

U.S. Trust Company of Texas, N.A.
770 Broadway, 13th Floor
New York, New York 10003
Attention: Corporate Trust Division

         Re:  10 1/4% Senior Securities due 2008 of Brand Scaffold Services,
Inc.

         Reference is hereby made to the Indenture, dated as of February 25, 1998 (the "Indenture"), between Brand Scaffold Services, Inc., as issuer (the "Company"), and U.S. Trust Company of Texas, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         _________________ (the "Owner") owns and proposed to exchange the Security or Securities specified herein, in the principal amount of $______________ in such Security or Securities or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR UNRESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURITY

                           (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL
INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with he Exchange of the Owner's beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with he United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restriction on transfer contained in the Indenture and the Private Placement Legend are not the restrictions on transfer contained in the Indenture and the private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                           (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL
INTEREST IN A RESTRICTED GLOBAL SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the

Owner's beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                           (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED
DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Owner's Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                           (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED
DEFINITIVE SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Owner's Exchange of a Restricted Definitive Security for n Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES FOR RESTRICTED DEFINITIVE SECURITY OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITY

                           (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL
INTEREST IN A RESTRICTED GLOBAL SECURITY TO RESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture,the restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

                           (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED
DEFINITIVE SECURITY TO BENEFICIAL INTEREST ON A RESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner's Restricted Definitive Security for a beneficial interest in the [CHECK ONE] [ ] 144A Global Security,
[ ] Regulation S Global Security, [ ] Restricted Global Security, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee and the Company.



                                            ----------------------------------
                                            [Insert Name of Owner]


                                            By:  ______________________________
                                                       Name:
                                                       Title:

Dated: _________________, ____









                                                      D-3